AGREEMENT AND

                                 PLAN OF MERGER



                                       BY

                                       AND

                                      AMONG


                                   HUBCO, INC.

                                       AND

                             WESTPORT BANCORP, INC.

                                       AND

                        THE WESTPORT BANK & TRUST COMPANY





                              DATED: JUNE 21, 1996







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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I - THE MERGER.........................................................1
         1.1  THE MERGER.......................................................1
         1.2  EFFECT OF THE MERGER.............................................1
         1.3  CERTIFICATE OF INCORPORATION.....................................2
         1.4  BY-LAWS..........................................................2
         1.5  DIRECTORS AND OFFICERS...........................................2
         1.6  EFFECTIVE TIME AND CLOSING.......................................2
         1.7  THE BANK MERGER..................................................3

ARTICLE II - CONVERSION OF WBI SHARES, OPTIONS AND WARRANTS....................3
         2.1  CONVERSION OF WBI STOCK..........................................3
         2.2  EXCHANGE OF CERTIFICATES.........................................5
         2.3  STOCK TRANSFER BOOKS.............................................7
         2.4  DISSENTING SHARES................................................8
         2.5  WBI STOCK OPTIONS................................................8
         2.6  WBI WARRANTS.....................................................9

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF WBI...........................10
         3.1  CORPORATE ORGANIZATION..........................................10
         3.2  CAPITALIZATION..................................................11
         3.3  AUTHORITY; NO VIOLATION.........................................12
         3.4  FINANCIAL STATEMENTS............................................13
         3.5  BROKER'S AND OTHER FEES.........................................14
         3.6  ABSENCE OF CERTAIN CHANGES OR EVENTS............................14
         3.7  LEGAL PROCEEDINGS...............................................14
         3.8  TAXES AND TAX RETURNS...........................................15
         3.9  EMPLOYEE, DIRECTOR AND OFFICER BENEFIT PLANS....................16
         3.10 REPORTS.........................................................18
         3.11 WBI AND WESTPORT INFORMATION....................................19
         3.12 COMPLIANCE WITH APPLICABLE LAW..................................19
         3.13 CERTAIN CONTRACTS...............................................20
         3.14 PROPERTIES AND INSURANCE........................................21
         3.15 MINUTE BOOKS....................................................21
         3.16 ENVIRONMENTAL MATTERS...........................................22
         3.17 RESERVES........................................................23
         3.18 NO PARACHUTE PAYMENTS...........................................23
         3.19 AGREEMENTS WITH BANK REGULATORS.................................23
         3.20 DISCLOSURE......................................................23

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO..........................24
         4.1  CORPORATE ORGANIZATION..........................................24
         4.2  CAPITALIZATION..................................................25
         4.3  AUTHORITY; NO VIOLATION.........................................25
         4.4  FINANCIAL STATEMENTS............................................26
         4.5  BROKER'S AND OTHER FEES.........................................27
         4.6  ABSENCE OF CERTAIN CHANGES OR EVENTS............................27
         4.7  LEGAL PROCEEDINGS...............................................28
         4.8  TAX RETURNS.....................................................28
         4.9  EMPLOYEE BENEFIT PLANS..........................................29
         4.10 REPORTS.........................................................30

         4.11 HUBCO INFORMATION...............................................31
         4.12 COMPLIANCE WITH APPLICABLE LAW..................................31
         4.13 CONTRACTS.......................................................31
         4.14 PROPERTIES AND INSURANCE........................................32
         4.15 FUNDING AND CAPITAL ADEQUACY....................................32
         4.16 ENVIRONMENTAL MATTERS...........................................33
         4.17 RESERVES........................................................33
         4.18 HUBCO STOCK.....................................................33
         4.19 AGREEMENTS WITH BANK REGULATORS.................................34
         4.20 DISCLOSURE......................................................34

ARTICLE V - COVENANTS OF THE PARTIES..........................................34
         5.1  CONDUCT OF THE BUSINESS OF WBI..................................34
         5.2  NEGATIVE COVENANTS..............................................34
         5.3  NO SOLICITATION.................................................36
         5.4  CURRENT INFORMATION.............................................37
         5.5  ACCESS TO PROPERTIES AND RECORDS;
              CONFIDENTIALITY.................................................37
         5.6  REGULATORY MATTERS..............................................38
         5.7  APPROVAL OF STOCKHOLDERS........................................41
         5.8  FURTHER ASSURANCES..............................................41
         5.9  PUBLIC ANNOUNCEMENTS............................................42
         5.10 FAILURE TO FULFILL CONDITIONS...................................43
         5.11 EMPLOYEE MATTERS................................................43
         5.12 DISCLOSURE SUPPLEMENTS..........................................43
         5.13 TRANSACTION EXPENSES OF WBI AND HUBCO...........................43
         5.14 INDEMNIFICATION.  ..............................................44
         5.15 BANK MERGER.....................................................46
         5.16 COMPLIANCE WITH ANTITRUST LAWS..................................46
         5.17 POOLING AND TAX-FREE REORGANIZATION TREATMENT...................47
         5.18 COMFORT LETTERS.................................................47
         5.19 AFFILIATES......................................................47
         5.20 APPOINTMENTS....................................................48

ARTICLE VI - CLOSING CONDITIONS...............................................48
         6.1  CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER
              THIS AGREEMENT..................................................48
         6.2  CONDITIONS TO THE OBLIGATIONS OF HUBCO UNDER
              THIS AGREEMENT..................................................50
         6.3  CONDITIONS TO THE OBLIGATIONS OF WBI UNDER
              THIS AGREEMENT..................................................51

ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER...............................53
         7.1  TERMINATION.....................................................53
         7.2  EFFECT OF TERMINATION...........................................55
         7.3  AMENDMENT.......................................................55
         7.4  EXTENSION; WAIVER...............................................56

ARTICLE VIII - MISCELLANEOUS..................................................56
         8.1  EXPENSES........................................................56
         8.2  SURVIVAL........................................................57
         8.3  NOTICES.........................................................57

                                                   -ii-

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         8.4  PARTIES IN INTEREST; ASSIGNABILITY..............................58
         8.5  ENTIRE AGREEMENT................................................58
         8.6  COUNTERPARTS....................................................58
         8.7  GOVERNING LAW...................................................59
         8.8  DESCRIPTIVE HEADINGS............................................59
         8.9  KNOWLEDGE.......................................................59

                          AGREEMENT AND PLAN OF MERGER



                  THIS AGREEMENT AND PLAN OF MERGER, dated June 21, 1996 (this "Agreement"), is among HUBCO, Inc. ("HUBCO"), a New Jersey corporation and registered bank holding company, Westport Bancorp, Inc., a Delaware corporation ("WBI") and registered bank holding company, and The Westport Bank & Trust Company, a Connecticut chartered bank and trust company, wholly owned by WBI ("Westport").

                  WHEREAS, the respective Boards of Directors of HUBCO and WBI have each determined that it is in the best interests of HUBCO and WBI and their respective stockholders for HUBCO to acquire WBI by (i) merging WBI with and into HUBCO with HUBCO surviving and WBI shareholders receiving the consideration hereinafter set forth, and (ii) in HUBCO's discretion, simultaneously with the merger of WBI into HUBCO, by merging Westport with a Connecticut bank subsidiary of HUBCO; and

                  WHEREAS, the respective Boards of Directors of WBI, HUBCO and Westport have each duly adopted and approved this Agreement and the Board of Directors of WBI has directed that it be submitted to WBI's shareholders for approval; and

                  NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

                             ARTICLE I - THE MERGER

                  1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), WBI shall be merged with and into HUBCO (the "Merger") in accordance the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA") and HUBCO shall be the surviving corporation (the "Surviving Corporation").

                  1.2 EFFECT OF THE MERGER. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of HUBCO and WBI and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of HUBCO and WBI shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of HUBCO and WBI and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of HUBCO and WBI in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of HUBCO or WBI is a party shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of HUBCO or WBI if the Merger had not occurred.

                  1.3 CERTIFICATE OF INCORPORATION. As of the Effective Time, the certificate of incorporation of HUBCO shall be amended to fix the preferences, limitations and relative rights of the series of HUBCO Preferred Stock the shares of which are to be issued in the Merger pursuant to Article II hereof. On or prior to the Effective Time, HUBCO shall deliver to the Secretary of State of the State of New Jersey for filing, pursuant to Section 7-2 of the NJBCA, a certificate of amendment, in form mutually acceptable to HUBCO and WBI (the "Certificate of Amendment"), giving effect to the foregoing and containing any other provisions with respect to the aforementioned series of HUBCO Preferred Stock necessary to permit consummation of the Merger in accordance with the terms of this Agreement. The certificate of incorporation of HUBCO, as so amended, at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not otherwise be amended by this Agreement or the Merger but thereafter may be amended as provided by law.

                  1.4 BY-LAWS. As of the Effective Time, the By-laws of HUBCO shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law.

                  1.5 DIRECTORS AND OFFICERS. As of the Effective Time, the directors of the Surviving Corporation shall be the directors of HUBCO (including the two directors appointed pursuant to Section 6.3(f) hereof). As of the Effective Time, the officers of the Surviving Corporation shall be the officers of HUBCO.

                  1.6 EFFECTIVE TIME AND CLOSING. The Merger shall become effective (and be consummated) upon the later of the filing of certificates of merger, in form and substance satisfactory to HUBCO and WBI, with the Secretary of State of the State of New Jersey (the "New Jersey Certificate of Merger") and with the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger"). The term "Effective Time" shall mean the close of business on the first day when the certificates of merger in both New Jersey and Delaware have been so filed. A closing (the "Closing") shall take place prior to the Effective Time at 10:00 a.m., on a date mutually agreeable and as soon as practicable (but in any event within five business days) following the receipt of all necessary regulatory, governmental and shareholder approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of Pitney, Hardin, Kipp & Szuch, 200 Campus Drive, Florham Park, New Jersey, or at such other place, time or date as HUBCO and WBI may mutually agree upon. Immediately following the Closing, the New Jersey Certificate of Merger shall be filed with the New Jersey Secretary of State and the Delaware Certificate of Merger shall be filed with the Delaware Secretary of State.

                  1.7 THE BANK MERGER. At HUBCO's option, at the Effective Time, and simultaneously with the Merger, Westport shall be merged (the "Bank Merger") with HUBCO's principal Connecticut bank subsidiary (the "Connecticut Bank") or with another subsidiary of HUBCO, if HUBCO has no Connecticut bank subsidiary at the Effective Time, in accordance with the provisions of Section 36a-125 of the Banking Law of Connecticut. If the Bank Merger is consummated, the directors of the surviving bank (the "Surviving Bank") (or if the Bank Merger is not consummated, the directors of Westport at the Effective Time) shall include three persons designated by WBI and acceptable to HUBCO (which persons shall include Michael H. Flynn and David A. Rosow, unless HUBCO and WBI shall agree in writing to the contrary) and shall include one person designated by Josiah T. Austin and acceptable to HUBCO. At HUBCO's option, at any time following the execution of this Agreement, Westport shall, and HUBCO shall cause the Connecticut Bank to, execute and deliver a merger agreement, in form and substance reasonably satisfactory to the parties hereto, for delivery to the Connecticut Commissioner of Banking (the "Connecticut Commissioner") and the Federal Deposit Insurance Corporation (the "FDIC") for approval of the Bank Merger, subject to consummation of the Merger.


           ARTICLE II - CONVERSION OF WBI SHARES, OPTIONS AND WARRANTS

                  2.1 CONVERSION OF WBI STOCK. Each share of common stock, $.01 par value, of WBI ("WBI Common Stock"), issued and outstanding immediately prior to the Effective Time, and each share of Series A Convertible Preferred Stock, $.01 par value, of WBI ("WBI Preferred Stock" and, together with the WBI Common Stock, "WBI Stock"), issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as defined in Section 2.4) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted as follows:

                             (A)  EXCHANGE OF STOCK; EXCHANGE RATIO.  Subject to
the provisions of this Section 2.1, each share of WBI Common Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares and shares held by HUBCO) shall be


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                                       -4-

converted at the Effective Time into the right to receive 0.3225 of a share (the "Exchange Ratio") of common stock, no par value, of HUBCO ("HUBCO Common Stock"). Subject to the provisions of this Section 2.1, each share of WBI Preferred Stock issued and outstanding immediately prior to the Effective Time (excluding any treasury shares, shares held by HUBCO and Dissenting Shares) shall be converted at the Effective Time into the right to receive one share of a newly created series of HUBCO Preferred Stock ("New HUBCO Preferred Stock" and, together with the HUBCO Common Stock, the "HUBCO Stock") having terms (to be set forth in the Certificate of Amendment) substantially identical to those set forth on Exhibit 2.1(a) hereto.

                             (B)  CANCELLATION OF WBI CERTIFICATES.  After the
Effective Time, all such shares of WBI Stock (other than those cancelled pursuant to Section 2.1(d)) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall thereafter represent the right to receive the Merger Consideration (as defined in Section 2.2(b)). The holders of such certificates previously evidencing such shares of WBI Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of WBI Stock except as otherwise provided herein or by law. Such certificates previously evidencing such shares of WBI Stock (other than Dissenting Shares and those cancelled pursuant to Section 2.1(d)) shall be exchanged for certificates evidencing shares of HUBCO Common Stock or New HUBCO Preferred Stock, as the case may be, issued pursuant to this
Article II, upon the  surrender of such  certificates  in  accordance  with this
Article II. No fractional shares of HUBCO Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.2(e).

                             (C)  CAPITAL CHANGES.  If between the date hereof
and the Effective Time the outstanding shares of HUBCO Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares, the Exchange Ratio and the definition of Closing Price (as set forth in Section 2.2(e)) shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, merger, combination or exchange of shares.

                             (D)  TREASURY SHARES.  All shares of WBI Stock held
by WBI in its treasury or owned by HUBCO or by any of HUBCO's wholly-owned subsidiaries, including Hudson United Bank ("HUBank") (other than shares held as trustee or in a fiduciary capacity and shares held as collateral on or in lieu of a debt previously contracted) immediately prior to the Effective Time shall be cancelled.

                          2.2 EXCHANGE OF CERTIFICATES.

                             (A)  EXCHANGE AGENT.  As of the Effective Time,
HUBCO shall deposit, or shall cause to be deposited, with HUBank, Trust Department, or another bank or trust company designated by HUBCO and reasonably acceptable to WBI (the "Exchange Agent"), for the benefit of the holders of shares of WBI Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates evidencing shares of HUBCO Stock and cash in such amount such that the Exchange Agent possesses such number of shares of HUBCO Stock and such amount of cash as are required to provide all of the consideration required to be exchanged by HUBCO pursuant to the provisions of this Article II (such certificates for shares of HUBCO Stock, together with any dividends or distributions with respect thereto, and cash being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the HUBCO Stock and cash out of the Exchange Fund in accordance with Section 2.1. Except as contemplated by Section 2.2(f) hereof, the Exchange Fund shall not be used for any other purpose.

                             (B)  EXCHANGE PROCEDURES.  As soon as reasonably
practicable either before or after the Effective Time, HUBCO will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of WBI Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of transmittal (the form and substance of which is reasonably agreed to by HUBCO and WBI prior to the Effective Time and which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and which shall have such other provisions as HUBCO may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates evidencing shares of HUBCO Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) if the Certificate formerly represented WBI Common Stock, then (x) certificates evidencing that number of whole shares of HUBCO Common Stock which such holder has the right to receive in respect of the shares of WBI Common Stock formerly evidenced by such Certificate in accordance with
Section 2.1 and (y) cash in lieu of fractional shares of HUBCO Common Stock to which such holder may be entitled pursuant to Section 2.2(e), and (B) if the Certificate formerly represented WBI Preferred Stock, then certificates evidencing that number of whole or partial shares of New HUBCO Preferred Stock which such holder has the right to receive in respect of the shares of WBI Preferred Stock formerly evidenced by such Certificate in accordance with
Section 2.1 (the shares of HUBCO Stock and cash described in clauses (A) and (B) being collectively, the "Merger Consideration") and the Certificate so
surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of WBI Stock which is not registered in the transfer records of WBI, a certificate evidencing the proper number of shares of HUBCO Stock and/or cash may be issued and/or paid in accordance with this Article II to a transferee if the Certificate evidencing such shares of WBI Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration. HUBCO shall establish appropriate procedures that will enable holders of unexchanged stock certificates of WBI's predecessors (which certificates represent shares of, or the right to receive shares of, WBI Stock) to directly exchange such certificates for the Merger Consideration.

                              (C)  DISTRIBUTIONS  WITH  RESPECT  TO  UNEXCHANGED
SHARES OF HUBCO STOCK. No dividends or other distributions declared or made after the Effective Time with respect to HUBCO Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HUBCO Stock evidenced thereby, and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or a suitable affidavit of loss and customary bond). Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing shares of HUBCO Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of HUBCO Stock to which such holder may have been entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such shares of HUBCO Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date on or after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such shares of HUBCO Stock.

                             (D)  NO FURTHER RIGHTS IN WBI STOCK.  All shares of
HUBCO Stock issued and cash paid upon conversion of the shares of WBI Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of WBI Stock.

                              (E) NO FRACTIONAL SHARES OF HUBCO COMMON STOCK. No
certificates or scrip evidencing fractional shares of HUBCO Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HUBCO. Cash shall be paid in lieu of fractional shares of HUBCO Common Stock, based upon the Median Pre-Closing Price (as hereinafter defined) of HUBCO Common Stock.

                              The  "Median  Pre-Closing  Price" of HUBCO  Common
Stock shall mean the Median Price (as hereinafter defined) calculated based upon the Closing Price (as hereinafter defined) of HUBCO Common Stock during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The "Closing Price" shall mean the closing price of HUBCO Common Stock as supplied by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and published in The Wall Street Journal during the first 20 of the 25 consecutive trading days immediately preceding the date of the Closing. The "Median Price" shall be determined by taking the price half-way between the Closing Prices left after discarding the 9 lowest and 9 highest Closing Prices in the 20 day period. A trading day shall mean a day for which a Closing Price is so supplied and published.

                             (F)  TERMINATION OF EXCHANGE FUND.  Any portion of
the Exchange Fund which remains undistributed to the holders of WBI Stock for two years after the Effective Time shall be delivered to HUBCO, upon demand, and any holders of WBI Stock who have not theretofore complied with this Article II shall thereafter look only to HUBCO for the Merger Consideration, dividends and distributions to which they are entitled.

                              (G) NO  LIABILITY.  Neither HUBCO nor HUBank shall
be liable to any holder of shares of WBI Stock for any such shares of HUBCO Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                              (H) WITHHOLDING RIGHTS. HUBCO shall be entitled to
deduct and withhold, or cause the Exchange Agent to deduct and withhold, from funds provided by the holder or from the consideration otherwise payable pursuant to this Agreement to any holder of WBI Stock Options (as defined in Section 3.2), the minimum amounts (if any) that HUBCO is required to deduct and withhold with respect to the making of such payment under the Code (as defined in Section 3.8), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by HUBCO, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the WBI Stock Options in respect of which such deduction and withholding was made by HUBCO.

                   2.3 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of WBI shall be closed and there shall be no further registration of transfers of shares of WBI Stock thereafter on the records of WBI. On or after the Effective Time, any

Certificates presented to the Exchange Agent or HUBCO for transfer shall be converted into the Merger Consideration.

                  2.4 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any holder of WBI Preferred Stock shall have the right to dissent in the manner provided in Section 262 of the DGCL, and if all necessary requirements of the DGCL are met, such shares shall be entitled to payment of the fair value of such shares in accordance with the provisions of the DGCL ("Dissenting Shares"), provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares within 60 days of the Effective Time, or, with the written consent of the Surviving Corporation, any time thereafter, or (ii) if any holder fails to follow the procedures for establishing such holder's entitlement to appraisal rights as provided in the DGCL, the right to appraisal of such shares shall be forfeited and such shares shall thereupon be deemed to have been converted into the right to receive and to have become exchangeable for, as of the Effective Time, the Merger Consideration.

                  2.5        WBI STOCK OPTIONS.

                             (A)     CONVERTING STOCK OPTIONS. Stock Options (as
defined in Section 3.2) which, as of the Effective Time, are outstanding and fully vested and exercisable as to all of the shares of WBI Common Stock that are subject to such option (including options that become exercisable as a result of the transactions contemplated by this Agreement) (each, a "Vested Stock Option"), shall be converted at the Effective Time into HUBCO Common Stock in accordance with the formula set forth below, to the extent permitted under the WBI Stock Option Plans (as defined in Section 3.2) and the agreements pursuant to which such Vested Stock Options were granted (each, an "Option Grant Agreement"). Each Vested Stock Option to be so converted is referred to herein as a "Converting Stock Option." If conversion of any Vested Stock Option would not be permitted under the related WBI Stock Option Plan or Option Grant Agreement without the consent of the optionee affected thereby, WBI, in consultation with HUBCO, shall use its reasonable best efforts to obtain the consent of the necessary parties to amend the related WBI Stock Option Plan or Option Grant Agreement or both, as necessary, to permit such conversion, and to cause Vested Stock Options outstatnding at the Effective Time to be Converting Stock Options.

                              (i) Each outstanding Converting Stock Option shall
                   be valued on the basis of the Median PreClosing Price of HUBCO Common Stock (as defined in Section 2.2(e)) multiplied by the Exchange Ratio and subtracting the stated exercise price for each Converting Stock Option from the product therefrom (the "Option Value"), and

                              (ii) Each holder of Converting Stock Options shall
                   receive at the Effective Time, a number of shares of HUBCO Common Stock equal to the aggregate Option Value for all of such holder's Converting Stock Options, divided by the Median Pre-Closing Price of HUBCO Common Stock.

                              (iii) Cash shall be paid in lieu of fractional shares, based upon the Median Pre-Closing Price of HUBCO Common Stock.

                              (B) CONTINUING  STOCK  OPTIONS.  Each Stock Option
outstanding at the Effective Time (i) which is not a Vested Stock Option or (ii) which is a Vested Stock Option and which is not a Converting Stock Option (each of the foregoing, a "Continuing Stock Option") shall be converted into an option to purchase HUBCO Common Stock, wherein (i) the right to purchase shares of WBI Common Stock pursuant to the Continuing Stock Option shall be converted into the right to purchase that same number of shares of HUBCO Common Stock multiplied by the Exchange Ratio, (ii) the option exercise price per share of HUBCO Common Stock shall be the previous option exercise price per share of the WBI Common Stock divided by the Exchange Ratio, and (iii) in all other material respects the option shall be subject to the same terms and conditions as governed the Continuing Stock Option on which it was based, including the length of time within which the option may be exercised (which shall not be extended) and for all Continuing Stock Options, such adjustments shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code (as defined in Section 3.2 hereof). Shares of HUBCO Common Stock issuable upon exercise of Continuing Stock Options shall be covered by an effective registration statement on Form S-8, and HUBCO shall use its reasonable best efforts to file a registration statement on Form S-8 covering such shares as soon as possible after the Effective Time.

                  2.6 WBI WARRANTS. At the Effective Time, HUBCO shall expressly assume the due and punctual performance of each and every covenant and condition to be performed and observed by WBI, and all the obligations of WBI, under each Warrant which evidences the right to purchase a number of shares of WBI Common Stock and which is outstanding at the Effective Time (each, a "WBI Warrant"). Each WBI Warrant automatically shall be converted, without further action on the part of the holder, into a like warrant (each an "HUBCO Warrant") to purchase for the same aggregate purchase price that number of shares of HUBCO Common
Stock which equals the number of shares of WBI Common Stock which may be purchased under the WBI Warrant multiplied by the Exchange Ratio, and such HUBCO Warrant shall thereafter be subject to the same terms and conditions as specified in the WBI Warrant. Following the Effective Time, any transferee of the Warrant Certificate shall receive in exchange for any old Warrant Certificate a new HUBCO Warrant Certificate evidencing the right to purchase HUBCO Common Stock. Unless requested by a holder of an outstanding WBI Warrant, HUBCO shall not be required to issue new Certificates evidencing the Warrant to purchase HUBCO Common Stock but the old WBI Warrant certificates shall continue to evidence such rights until exchanged, transferred or exercised.


               ARTICLE III - REPRESENTATIONS AND WARRANTIES OF WBI

                  References herein to "WBI Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by WBI to HUBCO. WBI hereby represents and warrants to HUBCO as follows:

                  3.1        CORPORATE ORGANIZATION.

                              (a) WBI is a corporation  duly organized,  validly
existing and in good standing under the laws of the State of Delaware. WBI has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries (as defined below), taken as a whole. WBI is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").
                              (b) Westport  and NYLF Corp.  are the only current
WBI Subsidiaries. For purposes of this Agreement, the term "WBI Subsidiary" means any corporation, partnership, joint venture or other legal entity in which WBI, directly or indirectly, owns at least a 50% stock or other equity interest or for which WBI, directly or indirectly, acts as a general partner, provided that to the extent that any representation or warranty set forth herein covers a period of time prior to the date of this Agreement, the term "WBI Subsidiary" shall include any entity which was an WBI Subsidiary at any time during such period. Westport is a state-chartered bank and trust company duly organized and validly existing in stock form and in good standing under the laws of the State of Connecticut. All eligible accounts of depositors issued by Westport are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. NYLF Corp. is a corporation duly organized and in active status under the laws of the State of Connecticut. Each WBI Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries, taken as a whole.

                             (c)     The WBI Disclosure Schedule sets forth true
and complete copies of the Certificate of Incorporation and Bylaws, as in effect on the date hereof, of WBI, Westport and NYLF.

                  3.2 CAPITALIZATION. The authorized capital stock of WBI consists of 20,500,000 shares of WBI Common Stock and 2,000,000 shares of WBI Preferred Stock. As of June 18, 1996, there were 5,743,531 shares of WBI Common Stock issued and outstanding and 39,600 shares of WBI Preferred Stock issued and outstanding. As of June 18, 1996, there were 1,034,721 shares of WBI Common Stock issuable upon exercise of outstanding stock options. The WBI Disclosure Schedule sets forth (i) all options which may be exercised for issuance of WBI Common Stock (collectively, the "Stock Options") and the terms upon which the options may be exercised, (ii) true and complete copies of each plan and a specimen of each form of agreement pursuant to which any outstanding Stock Option was granted, including a list of each outstanding Stock Option issued pursuant thereto, (iii) all WBI Warrants and the terms upon which the WBI Warrants may be exercised, and (iv) a specimen of each form of agreement pursuant to which any WBI Warrant was granted. All issued and outstanding shares of WBI Stock, and all issued and outstanding shares of capital stock of each WBI Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of Westport is as set forth in the charter documents of Westport contained in Section 3.1 of the WBI Disclosure Schedule. All of the outstanding shares of capital stock of each WBI Subsidiary are owned (directly in the case of Westport, and indirectly in the case of NYLF Corp.) by WBI and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the Stock Options and the WBI Warrants issued and disclosed herein, neither WBI nor Westport has granted nor is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of WBI or Westport or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3        AUTHORITY; NO VIOLATION.

                              (a) Subject to the approval of this  Agreement and
the transactions contemplated hereby by all applicable regulatory authorities and by the stockholders of WBI, and except as set forth in Section 3.3 of the WBI Disclosure Schedule, WBI and Westport have the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and, except as set forth in Section 3.3 of the WBI Disclosure Schedule, the consummation of the transactions contemplated hereby have been duly and validly approved by all of the directors of WBI and Westport in accordance with their respective Certificates of Incorporation and applicable laws and regulations. Except for such approvals, and except as set forth in Section 3.3 of the WBI Disclosure Schedule, no other corporate proceedings not otherwise contemplated hereby on the part of WBI or Westport are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by WBI and Westport, and constitutes the valid and binding obligation of each of WBI and Westport, enforceable against WBI and Westport in accordance with its terms.

                             (b)     Neither the execution and delivery of this
Agreement by WBI or Westport, nor the consummation by WBI or Westport of the transactions contemplated hereby in accordance with the terms hereof, or compliance by WBI or Westport with any of the terms or provisions hereof, will
(i) violate any provision of WBI's or Westport's Certificate of Incorporation or By-laws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to WBI, Westport or any of their respective properties or assets, or (iii) except as set forth in the WBI Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of WBI or Westport under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which WBI or Westport is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Board of Governors of the

Federal Reserve System (the "FRB"), the FDIC, the Connecticut Commissioner, the Connecticut Department of Environmental Protection (the "DEP"), the Securities and Exchange Commission (the "SEC"), other applicable government authorities, the stockholders of WBI, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of WBI or Westport in connection with (x) the execution and delivery by WBI and Westport of this Agreement and (y) the consummation by WBI of the Merger, the consummation by Westport of the Bank Merger, if any, and the consummation by WBI and Westport of the other transactions contemplated hereby, except (i) such as are listed in the WBI Disclosure Schedule and (ii) such as individually or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries taken as a whole or prevent or materially delay the consummation of the transactions contemplated hereby. To the best of WBI's knowledge, no fact or condition exists which WBI has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  3.4        FINANCIAL STATEMENTS.

                              (a) The WBI Disclosure  Schedule sets forth copies
of the consolidated balance sheets of WBI as of December 31, 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the periods ended December 31, in each of the three years 1993 through 1995, in each case accompanied by the audit report of Arthur Andersen LLP ("Arthur Andersen"), independent public accountants with respect to WBI, and the unaudited consolidated statement of condition of WBI as of March 31, 1996 and the related unaudited statements of income and cash flows for the three months ended March 31, 1996 and 1995, as reported in WBI's Quarterly Report on Form 10-Q, filed with the SEC (collectively, the "WBI Financial Statements"). The WBI Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be indicated therein or in the notes thereto and except for the omission of notes from interim financial statements), and fairly present the consolidated financial condition of WBI as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of WBI for the respective periods set forth therein.

                              (b) The books and records of WBI and  Westport are
being maintained in material compliance with applicable legal and accounting requirements.

                              (c)  Except  as  and  to  the  extent   reflected,
disclosed or reserved against in the WBI Financial Statements (including the notes thereto), as of March 31, 1996, or except as set forth in Section 3.4 of the WBI Disclosure Schedule, neither WBI nor any WBI Subsidiary had any liabilities, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of WBI and the WBI
Subsidiaries, taken as a whole, which were required by GAAP (consistently applied) to be disclosed in WBI's consolidated statement of condition as of March 31, 1996 or the notes thereto. Since March 31, 1996, WBI and Westport have not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as related to the transactions contemplated by this Agreement or except as set forth in the WBI Disclosure Schedule.

                  3.5 BROKER'S AND OTHER FEES. Except for Ostrowski & Company, Inc. ("O & Co."), neither WBI or Westport nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. The agreement with O & Co. is set forth in the WBI Disclosure Schedule. Other than pursuant to the agreement with O & Co., there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by WBI or Westport.

                  3.6        ABSENCE OF CERTAIN CHANGES OR EVENTS.

                              (a)  Except  as  disclosed  in the WBI  Disclosure
Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of WBI and the WBI Subsidiaries, taken as a whole, since March 31, 1996, and to the best of WBI's knowledge, no fact or condition exists which WBI believes will cause such a material adverse change in the future.

                              (b)  Except  as set  forth  in the WBI  Disclosure
Schedule, neither WBI nor Westport has taken or permitted any of the actions set forth in Section 5.2 hereof between March 31, 1996 and the date hereof and, except for execution of this Agreement and the other documents contemplated hereby, WBI has conducted its business only in the ordinary course, consistent with past practice.

                  3.7 LEGAL PROCEEDINGS. Except as disclosed in the WBI Disclosure Schedule, and except for ordinary routine litigation incidental to the business of WBI and the WBI Subsidiaries, neither WBI nor any WBI Subsidiary is a party to any, and there are no pending or, to the best of WBI's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against WBI or any WBI Subsidiary which, if decided adversely to WBI or an WBI Subsidiary, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries taken as a whole. Except as disclosed in the WBI Disclosure Schedule, neither WBI nor any WBI Subsidiary is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to WBI or such WBI Subsidiary.

                   3.8 TAXES AND TAX RETURNS. Except as disclosed in the WBI Disclosure Schedule:

                             (a)     WBI and each WBI Subsidiary has duly filed
(and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it on or before the Effective Time in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to HUBCO in writing) or against which reserves have been established. WBI and each WBI Subsidiary has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of WBI or such WBI Subsidiary through such date. None of the federal or state income tax returns of WBI or any WBI Subsidiary have been examined by the Internal Revenue Service (the "IRS") or the Connecticut Division of Taxation within the past six years. To the best knowledge of WBI, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon WBI or any WBI Subsidiary, nor has WBI or any WBI Subsidiary given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                              (b)  Neither  WBI nor any WBI  Subsidiary  (i) has
requested any extension of time within which to file any Return, which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by WBI or such WBI Subsidiary (nor does WBI have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or
(iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                              (c) From January 1, 1992 until the date hereof, to
the best of WBI's knowledge, there has been no "ownership change" of WBI as defined in Section 382(g) of the Code.

                  3.9  EMPLOYEE, DIRECTOR AND OFFICER BENEFIT PLANS.

                              (a)  Except  as set  forth  on the WBI  Disclosure
Schedule, neither WBI nor any WBI Subsidiary maintains or contributes to any "employee pension benefit plan" (the "WBI Pension Plans") within the meaning of
Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), "employee welfare benefit plan" (the "WBI Welfare Plans") within the meaning of Section 3 of ERISA, stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement, director retirement program or other similar plan, program or arrangement. Neither WBI nor any WBI Subsidiary has, since September 2, 1974, contributed to any "Multiemployer Plan," as such term is defined in Section 3(37) of ERISA.

                             (b)  WBI has delivered to HUBCO in the WBI
Disclosure Schedules (or previously made available to HUBCO) a complete and accurate copy of each of the following with respect to each of the WBI Pension Plans and WBI Welfare Plans, if any: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                              (c) The  present  value of all  accrued  benefits,
both vested and non-vested, under each of the WBI Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such WBI Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. To the best of WBI's knowledge, the actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                              (d) During the last six years, the Pension Benefit
Guaranty Corporation ("PBGC") has not asserted any claim for liability against WBI or any WBI Subsidiary which has not been paid in full.

                              (e) All premiums (and interest  charges and penal-
ties for late payment, if applicable) due to the PBGC with respect to each WBI Pension Plan have been paid. All contributions required to be made to each WBI Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of WBI which have not been paid have been properly recorded on the books of WBI.

                              (f)  Except  as  disclosed  in the WBI  Disclosure
Schedule, each of the WBI Pension Plans, WBI Welfare Plans and each other employee benefit plan and arrangement identified on the WBI Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, except as disclosed in the WBI Disclosure Schedule, if WBI maintains any WBI Pension Plan, WBI has received or applied for a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and subsequent legislation, and WBI is not aware of any fact or circumstance which would disqualify any plan.

                              (g) To the best  knowledge  of WBI, no  non-exempt
prohibited  transaction,  within  the  meaning  of  Section  4975 of the Code or
Section 406 of ERISA, has occurred with respect to any WBI Welfare Plan or WBI Pension Plan that would result in any material tax or penalty for WBI or any WBI Subsidiary.

                              (h) No WBI  Pension  Plan  or  any  trust  created
thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any WBI Pension Plan.

                              (i) No "accumulated  funding  deficiency,"  within
the meaning of Section 412 of the Code, has been incurred with respect to any WBI Pension Plan.

                              (j) There are no material pending, or, to the best
knowledge of WBI, material threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the WBI Pension Plans or the WBI Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the WBI Disclosure Schedule.

                              (k)  Except  as  disclosed  in the WBI  Disclosure
Schedule, no WBI Pension Plan or WBI Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law or pursuant to conversion or continuation rights set out in such Plan or an insurance policy providing benefits thereunder, or (ii) death benefits under any WBI Pension Plan.

                              (l) Except with respect to customary health,  life
and disability benefits, there are no unfunded benefit obligations which are not accounted for by reserves shown on the WBI Financial

Statements and established under GAAP or otherwise noted on such Financial Statements.

                              (m) With  respect to each WBI Pension Plan and WBI
Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of WBI or any WBI Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                              (n) Except (i) for payments and other benefits due
pursuant  to the  employment  agreements  included  within  the  WBI  Disclosure
Schedule, and (ii) as set forth in Section 3.9(n) of the WBI Disclosure Schedule, or as expressly agreed to by HUBCO in writing either pursuant to this Agreement or otherwise, the consummation of the transactions contemplated by this Agreement will not (x) entitle any current or former employee of WBI or any WBI Subsidiary to severance pay, unemployment compensation or any similar payment, or (y) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any current or former employee under any WBI Pension Plan or WBI Welfare Plan.

                              (o) Except for the WBI  Pension  Plans and the WBI
Welfare Plans, and except as set forth on the WBI Disclosure Schedule, WBI has no deferred compensation agreements, understandings or obligations for payments or benefits to any current or former director, officer or employee of WBI or any WBI Subsidiary or any predecessor of any thereof. The WBI Disclosure Schedule sets forth (or lists, if previously delivered to HUBCO): (i) true and complete copies of the agreements, understandings or obligations with respect to each such current or former director, officer or employee, and (ii) the most recent actuarial or other calculation of the present value of such payments or benefits.

                              (p)  Except  as set  forth  in the WBI  Disclosure
Schedule, WBI does not maintain or otherwise pay for life insurance policies (other than group term life policies on employees) with respect to any director, officer or employee. The WBI Disclosure Schedule lists each such insurance policy and any agreement with a party other than the insurer with respect to the payment, funding or assignment of such policy. To the best of WBI's knowledge, neither WBI nor any WBI Pension Plan or WBI Welfare Plan owns any individual or group insurance policies issued by an insurer which has been found to be insolvent or is in rehabilitation pursuant to a state proceeding.

                  3.10       REPORTS.

                              (a) The WBI Disclosure  Schedule lists,  and as to
item (i) below WBI has  previously  delivered to HUBCO a complete  copy of, each
(i) final registration statement, prospectus, annual, quarterly or special report and definitive proxy statement filed by WBI since January 1, 1994 pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (ii) communication (other than general advertising materials and press releases) mailed by WBI to its stockholders as a class since January 1, 1994, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

                              (b) Since  January 1, 1994,  (i) WBI has filed all
reports that it was required to file with the SEC under the 1934 Act, and (ii) WBI and Westport each has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business, in each case in form which was correct in all material respects, and, subject to permission from such regulatory authorities, WBI promptly will deliver or make available to HUBCO accurate and complete copies of such reports. As of their respective dates, each such form, report, or document, and each such final registration statement, prospectus, annual, quarterly or special report, definitive proxy statement or communication, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information contained in any such document as of a later date shall be deemed to modify information as of an earlier date. The WBI Disclosure Schedule lists the dates of all examinations of WBI or Westport conducted by either the FRB, the FDIC or the Connecticut Commissioner since January 1, 1994 and the dates of any responses thereto submitted by WBI or Westport.

                              3.11 WBI AND WESTPORT INFORMATION. The information
relating to WBI and Westport, this Agreement, and the transactions contemplated hereby (except for information relating solely to HUBCO) to be contained in the Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of WBI in connection with the solicitation of their approval of the Merger, as of the date the Proxy Statement is mailed to stockholders of WBI, and up to and including the date of the meeting of stockholders to which such Proxy Statement-Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the WBI Disclosure Schedule, WBI and each WBI Subsidiary holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to WBI or such WBI Subsidiary (including, without limitation, consumer, community and fair lending laws) (other than where the failure to have a license, franchise, permit or authorization or where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries taken as a whole), and WBI has not received notice of violation of, and does not know of any violations of, any of the above.

                  3.13       CERTAIN CONTRACTS.

                              (a) Except for plans referenced in Section 3.9 and
as disclosed in the WBI Disclosure Schedule, (i) neither WBI nor Westport is a party to or bound by any written contract or any understanding with respect to the employment of any officers, employees, directors or consultants, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from WBI or Westport to any officer, employee, director or consultant thereof. The WBI Disclosure Schedule lists, and either the WBI Disclosure Schedule sets forth true and correct copies of or WBI has previously made available to HUBCO, all severance or employment agreements with officers, directors, employees, agents or consultants to which WBI or Westport is a party.

                              (b)  Except  as  disclosed  in the WBI  Disclosure
Schedule and except for loan commitments, loan agreements and loan instruments entered into or issued in the ordinary course of business, (i) as of the date of this Agreement, neither WBI nor any WBI Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business, operations, assets or financial condition of WBI and the WBI Subsidiaries taken as a whole, (ii) no commitment, agreement or other instrument to which WBI or any WBI Subsidiary is a party or by which any of them is bound limits the freedom of WBI or any WBI Subsidiary to compete in any line of business or with any person, and (iii) neither WBI nor any WBI Subsidiary is a party to any collective bargaining agreement.

                              (c)  Except  as  disclosed  in the WBI  Disclosure
Schedule, neither WBI nor any WBI Subsidiary or, to the best knowledge of WBI, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which Westport is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries, taken as a whole.

                  3.14       PROPERTIES AND INSURANCE.

                              (a)  Except  as set  forth  in the WBI  Disclosure
Schedule, WBI or a WBI Subsidiary has good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in WBI's consolidated balance sheet as of December 31, 1995, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1995), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of WBI and the WBI Subsidiaries taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports delivered to HUBCO prior to the date hereof. Except as affected by the transactions contemplated hereby, WBI and Westport as lessees have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by WBI and Westport in all material respects as presently occupied, used, possessed and controlled by WBI and Westport.

                              (b) The  business  operations  and  all  insurable
properties and assets of WBI and each WBI Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the management of WBI, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of WBI adequate for the business engaged in by WBI and the WBI Subsidiaries. As of the date hereof, neither WBI nor any WBI Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond, and to the best of WBI's knowledge, is not in default under any such policy or bond, no coverage thereunder is being disputed, and all material claims thereunder have been filed in a timely fashion. The WBI Disclosure Schedule sets forth in summary form a list of all insurance policies of WBI and the WBI Subsidiaries.

                  3.15 MINUTE BOOKS. The minute books of WBI and Westport contain records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors) that are complete and accurate in all material respects.

                   3.16 ENVIRONMENTAL MATTERS. Except as set forth in the WBI Disclosure Schedule:

                             (a)     Neither WBI nor any WBI Subsidiary has
received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that WBI or such WBI Subsidiary (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of WBI and the WBI Subsidiaries taken as a whole. WBI has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by WBI or any WBI Subsidiary, as OREO or otherwise, or owned or controlled by WBI or any WBI Subsidiary as a trustee or fiduciary (collectively, "Properties"), in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries, taken as a whole. None of the Properties is in the State of New Jersey.

                              (b)  WBI  has  no   knowledge   that  any  of  the
Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of WBI and the WBI Subsidiaries taken as a whole.

                              (c) To the best of WBI's knowledge,  WBI, each WBI
Subsidiary and any and all of their tenants or subtenants have all necessary permits and have filed all necessary registrations material to permit the operation of the Properties in the manner in which the operations are currently conducted under all applicable federal, state or local environmental laws, excepting only those permits and registrations the absence of which would not have a material adverse effect upon the operations requiring the permit or registration.

                              (d) To the  knowledge of WBI,  there are no under-
ground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by WBI or any WBI Subsidiary.

                              (e)  WBI  has  no   knowledge   that  any  of  the
Properties meets the statutory criteria of an "Establishment" as that term is defined pursuant to the Connecticut Transfer of Establishments Act, P.A. 95-183 (the "Connecticut Transfer Act").

                  3.17 RESERVES. As of March 31, 1996, each of the allowance for loan losses and the reserve for OREO properties in the WBI Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the FDIC and the Connecticut Commissioner.

                  3.18 NO PARACHUTE PAYMENTS. Except as set forth on the WBI Disclosure Schedule, no officer, director, employee or agent (or former officer, director, employee or agent) of WBI or any WBI Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from WBI, an WBI Subsidiary, HUBCO or HUBank which if paid or provided would constitute an "excess parachute payment," as defined in
Section 280G of the Code or regulations promulgated thereunder.

                  3.19 AGREEMENTS WITH BANK REGULATORS. Neither WBI nor any WBI Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to HUBCO by WBI prior to the date of this Agreement, nor has WBI been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to HUBCO by WBI prior to the date of this Agreement. Neither WBI nor any WBI Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to HUBCO by WBI prior to the date of this Agreement.

                  3.20 DISCLOSURE.  No representation  or warranty  contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


              ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF HUBCO

                  References herein to the "HUBCO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by HUBCO to WBI. HUBCO hereby represents and warrants to WBI as follows:

                  4.1        CORPORATE ORGANIZATION.

                              (a)  HUBCO is a  corporation  duly  organized  and
validly existing and in good standing under the laws of the State of New Jersey. HUBCO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO or the HUBCO Subsidiaries (defined below), taken as a whole. HUBCO is registered as a bank holding company under the BHCA.

                              (b) Each of the  HUBCO  Subsidiaries  is listed in
the HUBCO Disclosure Schedule. For purposes of this Agreement, the term "HUBCO Subsidiary" means any corporation, partnership, joint venture or other legal entity in which HUBCO, directly or indirectly, owns at least a 50% stock or other equity interest or for which HUBCO, directly or indirectly, acts as a general partner. Each HUBCO Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. HUBank is a state-chartered commercial bank duly organized and validly existing and in good standing under the laws of the State of New Jersey. All eligible accounts of depositors issued by

HUBank are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law. Each HUBCO Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole. The HUBCO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and By-laws of HUBCO as in effect on the date hereof.

                  4.2 CAPITALIZATION. The authorized capital stock of HUBCO consists solely of 50,000,000 common shares, no par value ("HUBCO Common Stock"), and 10,000,000 shares of preferred stock ("HUBCO Authorized Preferred Stock"). As of June 12, 1996, there are 13,626,663 shares of HUBCO Common Stock issued and outstanding, excluding 716,286 shares of treasury stock. From time to time hereafter, subject to the covenant in Section 5.17 below, HUBCO may sell or repurchase shares of HUBCO Common Stock. There are no shares of HUBCO Authorized Preferred Stock outstanding. Except for shares issuable under or arising from the Agreement and Plan of Merger, dated February 5, 1996 (the "Lafayette Agreement"), between HUBCO and Lafayette American Bank and Trust Company ("Lafayette"), the HUBCO 1995 Stock Option Plan, and stock options issued to the former Chief Executive Officer of Urban National Bank (the "HUBCO Stock Option Plans"), there are no shares of HUBCO Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of HUBCO Common Stock, and all issued and outstanding shares of capital stock of the HUBCO Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of the HUBCO Subsidiaries are owned by HUBCO free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the shares issuable under the HUBCO Stock Option Plans and HUBCO's obligations under the Lafayette Agreement, neither HUBCO nor any HUBCO Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of HUBCO or any HUBCO Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  4.3        AUTHORITY; NO VIOLATION.

                              (a)  Subject  to  the  receipt  of  all  necessary
governmental approvals, HUBCO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of HUBCO in accordance with its Certificate of Incorporation and applicable laws and regulations. Except for such approvals, no other corporate proceedings on the part of HUBCO are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by HUBCO and constitutes the valid and binding obligation of HUBCO, enforceable against HUBCO in accordance with its terms.

                              (b)  Neither  the  execution  or  delivery of this
Agreement by HUBCO, nor the consummation by HUBCO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by HUBCO with any of the terms or provisions hereof will (i) violate any provision of the Certificate of Incorporation or By-laws of HUBCO, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to HUBCO, any HUBCO Subsidiary, or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of HUBCO under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which HUBCO is a party, or by which it or any of its properties or assets may be bound or affected, except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole, and which will not prevent or materially delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the FRB, the Secretary of State of New Jersey, the Secretary of State of Connecticut, or other applicable Governmental Entities, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of HUBCO in connection with
(x) the execution and delivery by HUBCO of this Agreement, and (y) the consummation by HUBCO of the Merger and the other transactions contemplated hereby, except such as are listed in the HUBCO Disclosure Schedule or in the aggregate will not (if not obtained) have a material adverse effect on the business, operations, assets or financial condition of HUBCO. To the best of HUBCO's knowledge, no fact or condition exists which HUBCO has reason to believe will prevent it from obtaining the aforementioned consents and approvals.

                  4.4        FINANCIAL STATEMENTS.

                              (a)  The  HUBCO  Disclosure  Schedule  sets  forth
copies of the consolidated statements of financial condition of HUBCO as of December 31, 1994 and 1995, and the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31, in each of the three fiscal years 1993 through 1995, in each case accompanied by the audit report of Arthur Andersen, independent public accountants with respect to HUBCO, and the unaudited consolidated statement of condition of HUBCO as of March 31, 1996 and the related unaudited consolidated statements of income and cash flows for the three months ended March 31, 1996 and 1995, as reported in HUBCO's Quarterly Report on Form 10-Q, filed with the SEC under the 1934 Act (collectively, the "HUBCO Financial Statements"). The HUBCO Financial Statements (including the related notes) have been prepared in accordance with GAAP consistently applied during the periods involved (except as may be indicated therein or in the notes thereto), and fairly present the consolidated financial position of HUBCO as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable) fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of HUBCO for the respective fiscal periods set forth therein.

                              (b) The  books  and  records  of HUBCO  the  HUBCO
Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.

                              (c)  Except as and to the extent  reflected,  dis-
closed or reserved against in the HUBCO Financial Statements (including the notes thereto), as of March 31, 1996 neither HUBCO nor any of the HUBCO Subsidiaries had any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of HUBCO or any of the HUBCO Subsidiaries which were required by GAAP (consistently applied) to be disclosed in HUBCO's consolidated statement of condition as of March 31, 1996 or the notes thereto. Except for the transactions contemplated by this Agreement, and other proposed acquisitions by HUBCO since March 31, 1996 reflected in any Form 8-K filed by HUBCO with the SEC, neither HUBCO nor any HUBCO Subsidiary has incurred any liabilities since March 31, 1996 except in the ordinary course of business and consistent with past practice.

                  4.5 BROKER'S AND OTHER FEES. Neither HUBCO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole since March 31, 1996 and to the best of HUBCO's knowledge, except for any merger related charges arising from or connected with the consummation of the transactions contemplated by the Lafayette Agreement and the effect of the consummation of other publicly announced mergers or acquisitions, not yet consummated (the "Effects of Announced Acquisitions"), no facts or condition exists which HUBCO believes will cause such a material adverse change in the future.

                  4.7  LEGAL  PROCEEDINGS.  Except  as  disclosed  in the  HUBCO
Disclosure Schedule, and except for ordinary routine litigation incidental to the business of HUBCO or its Subsidiaries, neither HUBCO nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of HUBCO's knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against HUBCO or any of its Subsidiaries which, if decided adversely to HUBCO or its Subsidiaries, are reasonably likely to have a material adverse effect on the business, operations, assets or financial condition of HUBCO or its
Subsidiaries. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor HUBCO's Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding which is material to HUBCO or its Subsidiaries.

                  4.8        TAX RETURNS.

                              (a)  HUBCO  and each  HUBCO  Subsidiary  have duly
filed all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to WBI in writing). HUBCO and HUBCO's Subsidiaries have established on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of HUBCO or HUBCO's Subsidiaries through such date. The HUBCO Disclosure Schedule identifies the federal income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the IRS within the past six years. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. The HUBCO Disclosure Schedule identifies the applicable state income tax returns of HUBCO and HUBCO's Subsidiaries which have been examined by the applicable authorities. No deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of HUBCO, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending with respect to, or claims asserted for, taxes or assessments upon HUBCO or HUBCO's Subsidiaries, nor has HUBCO or HUBCO's Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or Returns.

                              (b)  Except as set  forth in the HUBCO  Disclosure
Schedule, neither HUBCO nor any Subsidiary of HUBCO (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes with third parties, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by HUBCO (nor does HUBCO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  4.9        EMPLOYEE BENEFIT PLANS.

                              (a) Except as  disclosed  in the HUBCO  Disclosure
Schedule and the HUBCO Stock Option Plan, neither HUBCO or its Subsidiaries maintains or contributes to any "employee pension benefit plan" (the "HUBCO Pension Plans"), within the meaning of Section 3(2)(A) of ERISA, "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (the "HUBCO Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. HUBCO has not, since September 2, 1974, contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                              (b) The  present  value of all  accrued  benefits,
both vested and non-vested, under each of HUBCO's Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by such HUBCO Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits. The actuarial assumptions then utilized for such plans were reasonable and appropriate as of the last valuation date and reflect then current market conditions.

                              (c) During  the last six  years,  the PBGC has not
asserted any claim for liability against HUBCO or any of its Subsidiaries which has not been paid in full.

                              (d)  All  premiums  (and   interest   charges  and
penalties for late payment, if applicable) due to the PBGC with respect to each HUBCO Pension Plan have been paid. All contributions required to be made to each HUBCO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of HUBCO which have not been paid have been properly recorded on the books of HUBCO.

                              (e) Except as  disclosed  in the HUBCO  Disclosure
Schedule, each of the HUBCO Pension Plans, HUBCO Welfare Plans and each other employee benefit plan and arrangement identified on the HUBCO Disclosure Schedule has, since January 1, 1990, been operated in compliance in all material respects with any applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, if HUBCO maintains any HUBCO Pension Plan, HUBCO has received a favorable determination letter from the IRS which takes into account the Tax Reform Act of 1986 and subsequent legislation and, except as disclosed in the HUBCO Disclosure Schedule, HUBCO is not aware of any fact or circumstance which would disqualify any plan.

                              (f) To the best knowledge of HUBCO,  no non-exempt
prohibited  transaction,  within  the  meaning  of  Section  4975 of the Code or
Section 406 of ERISA, has occurred with respect to any of the HUBCO Welfare Plans or HUBCO Pension Plans.

                              (g) No HUBCO  Pension  Plan or any  trust  created
thereunder has been terminated, nor have there been any "reportable events" (notice of which has not been waived by the PBGC), within the meaning of Section 4034(b) of ERISA, with respect to any of the HUBCO Pension Plans.

                              (h) No "accumulated  funding  deficiency",  within
the meaning of Section 412 of the Code, has been incurred with respect to any of the HUBCO Pension Plans.

                              (i) There are no material  pending or, to the best
knowledge of HUBCO, material threatened claims (other than routine claims for benefits) by, on behalf of, or against any of the HUBCO Pension Plans or HUBCO Welfare Plans, any trusts created thereunder or any other plan or arrangement identified in the HUBCO Disclosure Schedule.

                              (j) Except with respect to customary health,  life
and disability benefits or as disclosed in the HUBCO Disclosure Schedule, there are no unfunded benefit obligations which are not accounted for by reserves shown on the HUBCO Financial Statements and established under GAAP or otherwise noted on such Financial Statements.

                              (k) With  respect to each HUBCO  Pension  Plan and
HUBCO Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of HUBCO or its Subsidiaries as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

                  4.10 REPORTS. Since January 1, 1994, HUBCO has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report and each registration statement, proxy statement, form or other document filed by HUBCO with the SEC, including without limitation, any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. Since January 1, 1994, HUBCO and each HUBCO Subsidiary has duly filed all material forms, reports and documents which they were required to file with each agency charged with regulating any aspect of their business.

                  4.11 HUBCO INFORMATION. The information relating to HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose), this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement-Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement-Prospectus, and up to and including the date of the meeting of stockholders of WBI to which such Proxy StatementProspectus relates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement shall comply as to form in all material respects with the provisions of the 1933 Act, the 1934 Act and the rules and regulations promulgated thereunder.

                   4.12 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in the HUBCO Disclosure Schedule, each of HUBCO and HUBCO's Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to HUBCO or HUBCO's Subsidiaries (including without limitation consumer, community and fair lending laws) (other than where such default or noncompliance will not result in a material adverse effect on the business, operations, assets or financial condition of HUBCO and HUBCO's Subsidiaries taken as a whole) and HUBCO has not received notice of violation of, and does not know of any violations of, any of the above.

                  4.13 CONTRACTS. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor its Subsidiaries, or to the best knowledge of HUBCO, any party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment (except those under which HUBank or another HUBCO Subsidiary is or will be the creditor) or arrangement, except for defaults which individually or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole.

                  4.14       PROPERTIES AND INSURANCE.

                             (a)  HUBCO and the HUBCO Subsidiaries have good
and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in HUBCO's consolidated balance sheet as of March 31, 1996, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since March 31, 1996), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said balance sheet or the notes thereto or that secure liabilities incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO and the HUBCO Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by HUBCO or the HUBCO Subsidiaries in all material respects as presently occupied, used, possessed and controlled by HUBCO and the HUBCO Subsidiaries.

                              (b) The  business  operations  and  all  insurable
properties and assets of HUBCO and the HUBCO Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of HUBCO, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of HUBCO adequate for the business engaged in by HUBCO and the HUBCO Subsidiaries. As of the date hereof, neither HUBCO nor any HUBCO Subsidiary has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.15 FUNDING AND CAPITAL ADEQUACY. At the Effective Time, after giving pro forma effect to the Merger and any other acquisition which HUBCO or its Subsidiaries have agreed to consummate, HUBCO will have sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.16 ENVIRONMENTAL MATTERS. Except as disclosed in the HUBCO Disclosure Schedule, neither HUBCO nor any HUBCO Subsidiary has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that HUBCO or any HUBCO Subsidiary (either directly, or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters which correction or cleanup would be material to the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries taken as a whole. Except as disclosed in the HUBCO Disclosure Schedule, HUBCO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property currently owned or leased by HUBCO or any HUBCO Subsidiary in any manner that violates any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of HUBCO and the HUBCO Subsidiaries, taken as a whole.

                  4.17 RESERVES. As of March 31, 1996, each of the allowance for loan losses and the reserve for OREO properties in the HUBCO Financial Statements was adequate pursuant to GAAP (consistently applied), and the methodology used to compute each of the loan loss reserve and the reserve for OREO properties complies in all material respects with GAAP (consistently applied) and all applicable policies of the FDIC and the New Jersey Department of Banking.

                  4.18 HUBCO STOCK. As of the date hereof, HUBCO has available and reserved shares of HUBCO Common Stock sufficient for issuance pursuant to the Merger and upon the exercise of HUBCO Warrants and Continuing Stock Options and conversion of New HUBCO Preferred Stock subsequent thereto. The HUBCO Stock to be issued hereunder pursuant to the Merger, upon exercise of the HUBCO Warrants and the Continuing Stock Options, and upon the conversion of the New HUBCO Preferred Stock, when so issued, will be duly authorized and validly issued, fully paid, nonassessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through HUBCO, with no personal liability attaching to the ownership thereof. The HUBCO Stock to be issued hereunder pursuant to the Merger, upon exercise of the HUBCO Warrants and the Continuing Stock Options, and upon the conversion of the New HUBCO Preferred Stock, when so issued, will be registered under the 1933 Act and issued in accordance with all applicable state and federal laws, rules and regulations.

                  4.19 AGREEMENTS WITH BANK REGULATORS. Neither HUBCO nor any HUBCO Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Government Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to WBI by HUBCO prior to the date of this Agreement, nor has HUBCO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to WBI by HUBCO prior to the date of this Agreement. Neither HUBCO nor any HUBCO Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to WBI by HUBCO prior to the date of this Agreement.

                  4.20 DISCLOSURE.  No representation  or warranty  contained in
Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.


                      ARTICLE V - COVENANTS OF THE PARTIES

                  5.1 CONDUCT OF THE BUSINESS OF WBI. During the period from the date of this Agreement to the Effective Time, WBI shall, and shall cause Westport to, conduct their respective businesses only in the ordinary course and consistent with prudent banking practice, except for transactions permitted hereunder or with the prior written consent of HUBCO, which consent will not be unreasonably withheld. WBI also shall use its reasonable best efforts to (i) preserve its business organization and that of Westport intact, (ii) keep available to itself and Westport the present services of its employees and those of Westport, and (iii) preserve for itself and HUBCO the goodwill of its customers and those of Westport and others with whom business relationships exist.

                  5.2 NEGATIVE COVENANTS. From the date hereof to the Effective Time, except as otherwise approved by HUBCO in writing, or as set forth in the WBI Disclosure Schedule, or as permitted or required by this Agreement, neither WBI not Westport will:

                              (a) change any  provision  of its  Certificate  of
                   Incorporation or By-laws or any similar governing docu-ments;

                              (b) change the number of shares of its  authorized
                   or issued capital stock (other than upon exercise of stock options or warrants described on the WBI Disclosure Schedule in accordance with the terms thereof) or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; provided, however, from the date hereof to the Effective Time, WBI may declare, set aside or pay cash dividends per share of WBI Common Stock equivalent to the cash dividends per share (i.e., at the same rate as that paid by HUBCO multiplied by the Exchange Ratio) declared, set aside or paid by HUBCO during such period, except that following its July 1996 dividend WBI shall pay such dividends on March 1, June 1, September 1, and December 1 of each year and shall use the same record date as that used by HUBCO;

                              (c) grant any severance or termination  pay (other
                   than pursuant to written policies or contracts of WBI in effect on the date hereof and disclosed to HUBCO in the WBI Disclosure Schedule) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees, except in each case as specified in Section 5.2 of the WBI Disclosure Schedule;

                              (d) sell or dispose of any  substantial  amount of
                   assets or voluntarily incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies or in response to substantial financial demands upon the business of WBI or Westport;

                              (e) make any capital expenditures other than pursuant to binding commitments existing on the date hereof, expenditures necessary to maintain existing assets in good repair, and expenditures described in business plans or budgets previously furnished to HUBCO;

                              (f) file  any  applications  or make any  contract
                   with respect to branching or site location or relocation;

                              (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity or make any investments in securities other than investments in government or agency bonds having a maturity of less than five years;

                              (h) make any  material  change  in its  accounting
                   methods or practices, other than changes required in accordance with generally accepted accounting principles or regulatory authorities;

                              (i) take any action  that  would  result in any of
                   its representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time or that would cause any of its conditions to Closing not to be satisfied;

                              (j) without first  conferring with HUBCO,  make or
                   commit to make any new loan or other extension of credit in an amount of $1,000,000 or more, renew for a period in excess of one year any existing loan or other extension of credit in an amount of $1,000,000 or more, or increase by $1,000,000 or more the aggregate credit outstanding to any borrower or group of affiliated borrowers, except such loan initiations, renewals or increases that are committed as of the date of this Agreement and identified on the WBI Disclosure Schedule and residential mortgage loans made in the ordinary course of business in accordance with past practice; or

                              (k) agree to do any of the foregoing.

                  5.3 NO SOLICITATION. WBI and Westport shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than HUBCO) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving WBI or Westport (an "Acquisition

Transaction"). Notwithstanding the foregoing, WBI may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of WBI, after consulting with counsel, determines in the exercise of its fiduciary responsibilities that such discussions or negotiations should be commenced or such information should be furnished. WBI shall promptly communicate to HUBCO the terms of any proposal, whether written or oral, which it may receive in respect of any such Acquisition Transaction and the fact that it is having discussions or negotiations with a third party about an Acquisition Transaction.

                  5.4 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each of WBI and HUBCO will cause one or more of its designated representatives to confer with representatives of the other party on a monthly or more frequent basis regarding its business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. On a monthly basis, WBI agrees to provide HUBCO, and HUBCO agrees to provide WBI, with internally prepared profit and loss statements no later than 15 days after the close of each calendar month. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending on or after June 30, 1996, WBI will deliver to HUBCO and HUBCO will deliver to WBI their respective quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each calendar year, WBI will deliver to HUBCO and HUBCO will deliver to WBI their respective Annual Reports on Form 10-K as filed with the SEC under the 1934 Act.

                  5.5  ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

                              (a) WBI and  Westport  shall  permit HUBCO and its
representatives, and HUBCO shall permit, and cause each HUBCO Subsidiary to permit, WBI and its representatives, reasonable access to their respective properties, and shall disclose and make available to HUBCO and its representatives, or WBI and its representatives, as the case may be, all books, papers and records relating to its assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, by-laws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, plans affecting employees, and any other business activities or prospects in which HUBCO and its representatives or WBI and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer, would contravene any law, rule, regulation, order or judgment or would waive any privilege. The parties will use their reasonable best efforts to obtain waivers of any such restriction (other than waivers of the attorney-client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, WBI acknowledges that HUBCO may be involved in discussions concerning other potential acquisitions and HUBCO shall not be obligated to disclose such information to WBI except as such information is disclosed to HUBCO's shareholders generally.

                              (b)  All  information  furnished  by  the  parties
hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby, and if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its reasonable best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

                  5.6        REGULATORY MATTERS.

                              (a) For the  purposes of holding the  Stockholders
Meeting (as such term is defined in Section 5.7 hereof), and qualifying under applicable federal and state securities laws the HUBCO Stock to be issued to WBI stockholders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by HUBCO or WBI (as applicable) with the SEC of a Registration Statement and a combined proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934 Act and applicable state securities laws and the rules and regulations thereunder (such proxy statement and prospectus in the form mailed by WBI and HUBCO to the WBI shareholders together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement-Prospectus" and the various documents to be filed by HUBCO under the 1933 Act with the SEC to register the HUBCO Stock for sale, including the Proxy Statement-Prospectus, are referred to herein as the "Registration Statement").

                              (b) HUBCO shall furnish WBI with such  information
concerning HUBCO and its Subsidiaries (including, without limitation, information regarding other transactions which HUBCO is required to disclose) as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. HUBCO agrees promptly to advise WBI if at any time prior to the Stockholders Meeting, any information provided by HUBCO in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide WBI with the information needed to correct such inaccuracy or omission. HUBCO shall furnish WBI with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to HUBCO and its Subsidiaries, to comply with Section 5.6(a) after the mailing thereof to WBI shareholders.

                              (c) WBI shall furnish HUBCO with such  information
concerning WBI as is necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to WBI, to comply with Section 5.6(a) hereof. WBI agrees promptly to advise HUBCO if at any time prior to the Stockholders Meeting, any information provided by WBI in the Proxy Statement-Prospectus becomes incorrect or incomplete in any material respect and to provide HUBCO with the information needed to correct such inaccuracy or omission. WBI shall furnish HUBCO with such supplemental information as may be necessary in order to cause the Proxy Statement-Prospectus, insofar as it relates to WBI, to comply with Section 5.6(a) after the mailing thereof to WBI shareholders.

                              (d) HUBCO shall as promptly  as  practicable  make
such filings as are necessary in connection with the offering of the HUBCO Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of such stock under applicable state securities laws at the earliest practicable date. WBI shall promptly furnish HUBCO with such information regarding WBI shareholders as HUBCO requires to enable it to determine what filings are required hereunder. WBI authorizes HUBCO to utilize in such filings the information concerning WBI provided to HUBCO in connection with, or contained in, the Proxy Statement-Prospectus. HUBCO shall furnish WBI's counsel with copies of all such filings and keep WBI advised of the status thereof. HUBCO shall as promptly as practicable file the Registration Statement containing the Proxy Statement-Prospectus with the SEC, and each of HUBCO and WBI shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement-Prospectus.

                              (e)  HUBCO  shall  cause the  HUBCO  Common  Stock
issuable pursuant to the Merger to be listed on the NASDAQ at the Effective Time. HUBCO shall cause the HUBCO Common Stock which shall be issuable pursuant to exercise of HUBCO Warrants or Continuing Stock Options or conversion of New HUBCO Preferred Stock to be accepted for listing on the NASDAQ when issued.

                              (f) The parties  hereto will  cooperate  with each
other  and  use  their   reasonable   best  efforts  to  prepare  all  necessary
documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the FDIC, the FRB and the Connecticut Commissioner. The parties shall each have the right to review in advance (and shall do so promptly) all filings with, including all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

                              (g) Each of the parties will promptly furnish each
other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                              (h) WBI acknowledges that HUBCO is in or may be in
the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning WBI may be required to be included in the registration statements, if any, for the sale of securities of HUBCO or in SEC reports in connection with such acquisitions. WBI agrees to provide HUBCO with any information, certificates, documents or other materials about WBI as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by HUBCO prior to the Effective Time. WBI shall use its reasonable efforts to cause its attorneys and accountants to provide HUBCO and any underwriters for HUBCO with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. HUBCO shall reimburse WBI for reasonable expenses thus incurred by WBI should this transaction be terminated for any reason other than as described in Section 7.1(f). HUBCO shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding WBI unless

WBI shall have consented to such filing, which consent shall not be unreasonably delayed or withheld.

                              (i)  The  parties  hereto   acknowledge  that  the
approval of HUBCO's shareholders will not be required under the rules of NASDAQ if the transactions contemplated by the Lafayette Agreement are consummated. The parties further acknowledge and agree that if the Lafayette Agreement is terminated prior to consummation for any reason, then the approval of the shareholders of HUBCO shall be a condition to the Closing hereunder and HUBCO agrees to cause a special shareholder meeting to be held promptly to vote upon the issuance of the HUBCO stock hereunder. In such event the parties agree to use the Proxy Statement-Prospectus as a joint proxy statement to solicit such approval.

                              (j)  Between  the date of this  Agreement  and the
Effective Time, WBI shall cooperate with HUBCO to reasonably conform WBI's policies and procedures regarding applicable regulatory matters, including without limitation Federal Reserve, Bank Secrecy Act and FDIC matters, to those of HUBCO as HUBCO may reasonably identify to WBI from time to time.

                  5.7 APPROVAL OF STOCKHOLDERS. WBI will (i) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of WBI (the "Stockholders Meeting") for the purpose of securing the WBI stockholder approval of this Agreement required by law, (ii) subject to the qualification set forth in Section 5.3 hereof and the right not to make a recommendation or to withdraw a recommendation if its investment banker withdraws its fairness opinion prior to the Stockholders Meeting, recommend to the stockholders of WBI the approval of this Agreement and the transactions contemplated hereby and use its reasonable best efforts to obtain, as promptly as practicable, such approval, and (iii) cooperate and consult with HUBCO with respect to each of the foregoing matters.

                  If it becomes necessary under NASDAQ rules or applicable laws to obtain HUBCO shareholder approval, HUBCO shall take all steps necessary to obtain the approval of its shareholders as promptly as possible. In connection therewith, HUBCO shall take all steps necessary to duly call, give notice and convene a meeting of its shareholders for such purpose.

                  5.8  FURTHER ASSURANCES.

                              (a)  Subject  to the terms and  conditions  herein
provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                              (b) HUBCO  agrees that from the date hereof to the
Effective Time, except as otherwise approved by WBI in writing or as permitted or required by this Agreement, HUBCO will not, nor will it permit any HUBCO Subsidiary to, take any action: (i) that would result in any of its representations and warranties contained in Article IV of this Agreement not being true and correct in any material respect at the Effective Time, or (ii) that would cause any of its conditions to Closing not to be satisfied, or (iii) that would constitute a breach or default of its obligations under this Agreement, or (iv) that would, at the time such action is taken, reasonably be expected to: (x) delay or cause a delay of more than 60 days in the receipt of any regulatory approvals or other approvals or consents which are required to be obtained in order to consummate the Merger or (y) materially jeopardize the receipt of such approvals or consents.

                  5.9 PUBLIC ANNOUNCEMENTS. HUBCO and WBI shall cooperate with each other in the development and distribution of all news releases and other public filings and disclosures with respect to this Agreement or the Merger transactions contemplated hereby, and HUBCO and WBI agree that unless approved mutually by them in advance, they will not issue any press release or written statement for general circulation relating primarily to the transactions contemplated hereby, except as may be otherwise required by law or regulation in the opinion of counsel.

                   5.10 FAILURE TO FULFILL CONDITIONS. In the event that HUBCO or WBI determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to March 31, 1997 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions HUBCO may enter into with other parties, WBI and HUBCO will promptly inform the other of any facts applicable to WBI or HUBCO, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any Governmental Entity or which would otherwise prevent or materially delay completion of the Merger.

                  5.11  EMPLOYEE MATTERS.

                              (a) Following  consummation  of the Merger,  HUBCO
agrees with WBI to honor the existing written contracts with officers and employees of WBI and Westport that are included in the WBI Disclosure Schedule, except as otherwise specified in Section 5.20 and 6.3(e) hereof.

                              (b) Following  consummation  of the Merger,  HUBCO
shall make available to all employees and officers of Westport thereafter employed by any of HUBCO's bank subsidiaries (which may include Westport) (the "New Employer") coverage under the benefit plans generally available to HUBank's employees and officers (including pension and health and hospitalization) on the terms and conditions available to HUBank's employees and officers, and shall honor the severance policies of WBI and Westport previously disclosed to HUBCO in writing with respect to persons whose employment is terminated within six months after the Effective Time. After the Effective Time, HUBCO may terminate, merge or change existing WBI and Westport benefit plans to the extent permitted under applicable law. Employees of Westport employed by the New Employer will receive credit for prior employment by Westport for the purposes of determining their eligibility to participate in all employee benefit plans of New Employer. Service completed while employed by Westport will also be taken into account for purposes of determining benefit levels under New Employer's vacation plan, and severance plan (after the initial six month period has lapsed). Credit for prior service will be given for purposes of vesting, but not for benefit accrual under New Employer's pension benefit plans. No pre-existing condition limitation or evidence of insurability shall be imposed under New Employer's group health plans, unless such employee was subject to such a limitation under Westport's group health plan.

                  5.12 DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI and subject to Sections

6.2(a) and 6.3(a), no supplement or amendment to the parties' respective Disclosure Schedules shall correct or cure any warranty which was untrue when made, but shall enable the disclosure of subsequent facts or events to maintain the truthfulness of any warranty.

                  5.13  TRANSACTION EXPENSES OF WBI AND HUBCO.

                              (a) For planning  purposes,  WBI shall,  within 15
days from the date hereof, provide HUBCO with its estimated budget of transaction-related expenses reasonably anticipated to be payable by WBI in connection with this transaction, including the fees and expenses of counsel, accountants, investment bankers and other professionals. WBI shall promptly notify HUBCO if or when it determines that it will expect to exceed its budget; provided, however, that HUBCO acknowledges that WBI shall not be deemed to have breached this Agreement by virtue of its exceeding such budget.

                              (b)  Promptly  after the  execution of this Agree-
ment, WBI shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. WBI shall accrue and/or pay all of such amounts as soon as possible.

                              (c) WBI shall advise HUBCO  monthly of all out-of-
pocket expenses which WBI has incurred in connection with this transaction.

                              (d) HUBCO,  in reasonable  consultation  with WBI,
shall make all arrangements with respect to the printing and mailing of the Proxy Statement.

                  5.14  INDEMNIFICATION.

                              (a) For a period of six years after the  Effective
Time, HUBCO shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director, officer, employee or agent of WBI or Westport or serves or has served at the request of WBI or Westport in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director, officer, employee or agent of WBI or Westport or serves or has served at the request of WBI or Westport in any capacity with any other person, in connection with, arising out of or relating to (i) any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against WBI or Westport or any of their respective affiliates, or by any former (but not any present) shareholder of WBI (collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of WBI or Westport or of any committee of WBI's or Westport's Board of Directors, the events leading up to the execution of this Agreement, any statement, recommendation or solicitation made in connection therewith or related thereto and any breach of any duty in connection with any of the foregoing, or (ii) the enforcement of the obligations of HUBCO set forth in this Section 5.14, in each case to the fullest extent permitted under any of (x) applicable law, (y) the Certificate of Incorporation of WBI or Westport, as applicable, or (z) the By-Laws of WBI or Westport, as applicable (and HUBCO shall also advance expenses as incurred to the fullest extent permitted under any thereof).

                              (b) From and after the Effective Time, HUBCO shall
assume and honor any obligation of WBI or Westport immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of WBI or Westport as if such obligations were pursuant to a contract or arrangement between HUBCO and such Indemnitees.

                              (c) In the event HUBCO or any of its successors or
assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of HUBCO assume the obligations set forth in this Section 5.14.

                              (d)  HUBCO  shall   cause  WBI's  and   Westport's
officers and directors to be covered under HUBCO's then current officers' and directors' liability insurance policy for a period of six years after the Effective Time, or, in the alternative, to be covered under an extension of WBI's and Westport's existing officers' and directors' liability insurance policy. However, HUBCO shall only be required to insure such persons upon terms and for coverages substantially similar to WBI's and Westport's existing officers' and directors' liability insurance.

                              (e) Any Indemnitee  wishing to claim  indemnifica-
tion under this Section 5.14 shall promptly notify HUBCO upon learning of any Claim, but the failure to so notify shall not relieve HUBCO of any liability it may have to such Indemnitee if such failure does not materially prejudice HUBCO. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.14 is applicable, (x) HUBCO shall have the right to assume the defense thereof and HUBCO shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if HUBCO elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between HUBCO and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and HUBCO shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that HUBCO shall be obligated pursuant to this Section 5.14(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waived, and (y) the Indemnitees will cooperate in the defense of any such matter. HUBCO shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.14, HUBCO shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.15 BANK MERGER. Notwithstanding that WBI believes that it has established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, WBI recognizes that HUBCO may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time and in order to formulate the plan of integration for the Bank Merger, WBI and HUBCO shall consult and cooperate with each other with respect to (i) conforming, based upon such consultation, WBI's loan, accrual and reserve policies to those policies of HUBCO to the extent appropriate, provided that any required change in WBI's practices in connection with the matters described in this clause (i) need not be effected until the parties receive all necessary governmental approvals and consents to consummate the transactions contemplated hereby, (ii) new extensions of credit or material revisions to existing terms of credits by Westport, in each case where the aggregate exposure exceeds $500,000, and (iii) conforming, based upon such consultation, the composition of the investment portfolio and overall asset/liability management position of WBI and Westport to the extent appropriate.

                   5.16 COMPLIANCE WITH ANTITRUST LAWS. Each of HUBCO and WBI shall use its reasonable best efforts to resolve such objections, if any, which may be asserted with respect to the

Merger under antitrust laws, including, without limitation, the Hart-Scott-Rodino Act. In the event a suit is threatened or instituted challenging the Merger as violative of antitrust laws, each of HUBCO and WBI shall use its reasonable best efforts to avoid the filing of, resist or resolve such suit. HUBCO and WBI shall use their reasonable best efforts to take such action as may be required: (a) by the Antitrust Division of the Department of Justice or the Federal Trade Commission in order to resolve such objections as either of them may have to the Merger under antitrust laws, or (b) by any federal or state court of the United States, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order which has the effect of preventing the consummation of the Merger. Reasonable best efforts shall include, but not be limited to, the proffer by HUBCO of its willingness to accept an order agreeing to the divestiture, or the holding separate, of any assets of HUBCO or WBI, except to the extent that any such divestitures or holding separate arrangement would have a material adverse effect on HUBCO. The entry by a court, in any suit brought by a private party or governmental entity challenging the Merger as violative of antitrust laws, of an order or decree permitting the Merger, but requiring that any of the businesses, product lines or assets of HUBCO or WBI be divested or held separate thereafter shall not be deemed a failure to satisfy the conditions specified in Section 6.1 hereof except to the extent that any divestitures or holding separate arrangement would have a material adverse effect on HUBCO and HUBCO shall not have voluntarily consented to such divestitures or holding separate arrangements. For the purposes of this Section 5.16, the divestiture or the holding separate of a branch or branches of HUBank, the Connecticut Bank or Westport with, in the aggregate, less than $20 million in assets shall not be considered to have a material adverse effect on HUBCO.

                  5.17 POOLING AND TAX-FREE REORGANIZATION TREATMENT. Prior to the date hereof, neither HUBCO or WBI has taken any action or failed to take any action which would disqualify the Merger for pooling of interests accounting treatment. Before the Effective Time, neither HUBCO nor WBI shall intentionally take, fail to take, or cause to be taken or not taken any action within its control, which would disqualify the Merger as a "pooling-of-interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, HUBCO shall not take and shall cause the Surviving Corporation not to take any action within their control that would disqualify the Merger as such a "reorganization" under the Code.

                  5.18. COMFORT LETTERS. HUBCO shall cause Arthur Andersen, its independent public accountants, to deliver to WBI, and WBI shall cause Arthur Andersen, its independent public accountants, to deliver to HUBCO and to its officers and directors who sign the Registration Statement for this transaction, a shortform "comfort letter" or "agreed upon procedures" letter, dated the date of the mailing of the Proxy Statement-Prospectus for the Stockholders Meeting of WBI, in the form customarily issued by such accountants at such time in transactions of this type.

                  5.19. AFFILIATES. Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, WBI shall deliver to HUBCO
(a) a letter identifying all persons who, to the knowledge of WBI, may be deemed to be affiliates of WBI under Rule 145 of the 1933 Act and the pooling-of-interests accounting rules, including, without limitation, all directors and executive officers of WBI and (b) copies of letter agreements, each substantially in the form of Exhibit 5.19-1, executed by each such person so identified as an affiliate of WBI agreeing to comply with Rule 145 and to refrain from transferring shares as required by the pooling-of-interests accounting rules. Within two weeks after the date hereof, HUBCO shall cause its directors and executive officers to enter into letter agreements in the form of
Exhibit 5.19-2 with HUBCO concerning the pooling-of-interests accounting rules. HUBCO hereby agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of HUBCO and WBI as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of Exhibit 5.19-1.

                  5.20 APPOINTMENTS. HUBCO agrees to cause Michael H. Flynn to be appointed at the Effective Time as President and Chief Executive Officer of the Connecticut Bank and immediately after the Effective Time to enter into a new employment agreement with Michael H. Flynn upon terms consistent with this Agreement but otherwise no less favorable to him than his current agreement if, prior to the effective date of the Registration Statement Michael H. Flynn amends in writing his employment agreement so that under no circumstances would WBI, Westport, HUBCO or any HUBCO Subsidiary be required to make any payments or provide any benefits to him (upon, or accelerated by, a change in control, as a consequence of this Agreement or the Merger or otherwise) which, if paid or provided, would constitute an "excess parachute payment" as defined in Section 280G of the Code. HUBCO agrees to cause David A. Rosow to be appointed at the Effective Time as Chairman of the Executive Committee of the HUBCO Board of Directors.

                         ARTICLE VI - CLOSING CONDITIONS

                  6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                              (A) APPROVAL OF  STOCKHOLDERS;  SEC  REGISTRATION.
This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of WBI and, if necessary under NASDAQ rules or applicable laws, the stockholders of HUBCO. The HUBCO Registration Statement and Proxy Statement-Prospectus shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the HUBCO Stock and the HUBCO Warrants shall have been qualified in every state where such qualification is required under the applicable state securities laws.

                              (B) REGULATORY FILINGS.  All necessary  regulatory
or governmental approvals and consents (including without limitation any required approval of the FDIC, the FRB and the Connecticut Commissioner) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of WBI and Westport, taken as a whole, to HUBCO. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof (including the Hart-Scott-Rodino waiting period if applicable) shall have expired.

                              (C) SUITS AND PROCEEDINGS.  No order,  judgment or
decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which HUBCO or WBI determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                              (D) TAX  OPINION.  HUBCO and WBI  shall  each have
received an opinion, dated as of the Effective Time, of Pitney, Hardin, Kipp & Szuch, or of counsel to WBI reasonably acceptable to HUBCO, reasonably satisfactory in form and substance to WBI and its counsel and to HUBCO, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts and representations as counsel may reasonably deem relevant, to the effect that

                   (i) the Merger  will be treated for federal
                   income  tax  purposes  as a  reorganization
                   qualifying  under the provisions of Section
                   368 of the Code;  (ii) no gain or loss will
                   be recognized by WBI; (iii) no gain or loss
                   will be recognized upon the exchange of WBI
                   Stock  solely  for  HUBCO  Stock;  (iv) the
                   basis  of  any  HUBCO  Stock   received  in
                   exchange  for WBI  Stock  shall  equal  the
                   basis   of  the   recipient's   WBI   Stock
                   surrendered on the exchange, reduced by the
                   amount  of cash  received,  if any,  on the
                   exchange,  and  increased  by the amount of
                   the  gain   recognized,   if  any,  on  the
                   exchange (whether characterized as dividend
                   or  capital  gain  income);   and  (v)  the
                   holding period for any HUBCO Stock received in exchange for WBI Stock will include the period during which WBI Stock surrendered on the exchange was held, provided such stock was held as a capital asset on the date of the exchange.

                              (E)  POOLING  OF   INTERESTS.   HUBCO  shall  have
received a letter, dated the Closing Date, from its accountants, Arthur Andersen, reasonably satisfactory to HUBCO and WBI, to the effect that the Merger shall be qualified to be treated by HUBCO as a pooling-of-interests for accounting purposes.

                  6.2 CONDITIONS TO THE OBLIGATIONS OF HUBCO UNDER THIS AGREEMENT. The obligations of HUBCO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                             (A)  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
OBLIGATIONS OF WBI AND WESTPORT. Except for those representations which are made as of a particular date, the representations and warranties of WBI contained in this Agreement shall be true and correct in all material respects on the date of the Closing (the "Closing Date") as though made on and as of the Closing Date. WBI shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the WBI Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the WBI Disclosure Schedule related to events occurring following the execution of this Agreement and

(ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the WBI Disclosure
Schedule, materially adversely affect the representation as to which the supplement or amendment relates.

                              (B)  OPINION OF COUNSEL. HUBCO shall have received
an opinion of counsel to WBI, dated the Closing Date, in form and substance reasonably satisfactory to HUBCO, covering the matters customarily covered in opinions of counsel in transactions of this type.

                              (C)  CERTIFICATES.  WBI shall have furnished HUBCO
with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as HUBCO may reasonably request.

                              (D)  CONNECTICUT  DEP  COMPLIANCE. With respect to
any Properties which are Establishments under the Connecticut Transfer Act, prior to the Closing WBI shall have delivered to HUBCO an appropriate Form in form and content acceptable to the DEP and prior to the Closing shall have fully accrued on WBI's books and disclosed to HUBCO the entire anticipated costs associated with any requested or reasonably anticipated clean-up.

                              (E) LEGAL  FEES.  WBI shall have  furnished  HUBCO
with letters from all attorneys representing WBI and Westport in any matters confirming that all legal fees have been paid in full for services rendered as of the Effective Time.

                              (F)  MERGER-RELATED   EXPENSES.   WBI  shall  have
provided HUBCO with an accounting of all merger-related expenses incurred by it through the Closing Date, including a good faith estimate of such expenses incurred but as to which invoices have not been submitted as of the Closing Date. The merger-related expenses of WBI shall be reasonable.

                  6.3 CONDITIONS TO THE OBLIGATIONS OF WBI UNDER THIS AGREEMENT. The obligations of WBI under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                              (A) REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF
OBLIGATIONS OF HUBCO. Except for those representations which are made as of a particular date, the representations and warranties of HUBCO contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. HUBCO shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the HUBCO Disclosure Schedule to render such representation or warranty true and correct in all material respects as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the HUBCO Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the HUBCO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                              (B)  OPINION OF  COUNSEL TO HUBCO.  WBI shall have
received an opinion of counsel to HUBCO, dated the Closing Date, in form and substance reasonably satisfactory to WBI, covering the matters customarily covered in opinions of counsel in transactions of this type.

                              (C) FAIRNESS  OPINION.  WBI shall have received an
opinion from O & Co., dated no more than three days prior to the date the Proxy Statement-Prospectus is mailed to WBI's stockholders (and, if it shall become necessary to resolicit proxies thereafter, dated no more than three days prior to the date of any substantive amendment to the Proxy Statement/Prospectus) to the effect that, in its opinion, the consideration to be paid to stockholders of WBI hereunder is fair to such stockholders from a financial point of view ("Fairness Opinion"), and HUBCO shall not have taken any action (including the announcement of any other proposed acquisition) which causes O & Co. to withdraw its Fairness Opinion prior to the Closing.

                              (D)  CERTIFICATES.  HUBCO shall have furnished WBI
with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as WBI may reasonably request.

                              (E)   CERTAIN   CONTRACTS.    HUBCO   shall   have
specifically acknowledged, accepted and assumed (in a document in form and substance reasonably satisfactory to WBI) any written employment, severance and other compensation contracts between WBI and its officers and directors (including former officers and directors) contained in the WBI Disclosure Schedules in a writing delivered to the officers and directors covered thereby, unless the employment contract is terminated or, if applicable, the employment of the officer by WBI is terminated for any reason prior to the Closing, or if the employment, severance and other contracts have been amended as provided hereunder HUBCO shall assume the amended written contracts.

                              (F)   DIRECTORS  AND   PRESIDENT.   Two  nominees,
designated by WBI and acceptable to HUBCO (which persons shall be Michael H. Flynn and David A. Rosow, unless HUBCO and WBI shall agree in writing to the contrary), shall be duly appointed by the Board of Directors of HUBCO to HUBCO's Board of Directors, effective at the Effective Time. Provision shall have been made such that four nominees, designated by WBI and acceptable to HUBCO (which persons shall include Michael H. Flynn and David A. Rosow, unless HUBCO and WBI shall agree in writing to the contrary), shall have been appointed as directors of the Surviving Bank (or shall continue as directors of Westport if the Bank Merger is not consummated at the Effective Time). HUBCO shall have caused Michael H. Flynn to be elected President of the Connecticut Bank, subject to the condition of
Section 5.20 hereof. HUBCO shall have caused David A. Rosow to be appointed Chairman of the Executive Committee of the HUBCO Board of Directors.

                 ARTICLE VII - TERMINATION, AMENDMENT AND WAIVER

                   7.1 TERMINATION. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of WBI:

                              (a) by  mutual  written  consent  of  the  parties
hereto;

                              (b) by  HUBCO  or WBI  (i) if the  Effective  Time
shall not have occurred on or prior to March 31, 1997 unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the stockholders of WBI is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose, or
(iii) if a vote of the stockholders of HUBCO is required by applicable NASDAQ rules, such vote is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

                              (c) by  HUBCO or WBI upon  written  notice  to the
other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or Governmental Entity or by HUBCO upon written notice to WBI if any such application is approved with conditions (other than conditions which are customary in such regulatory approvals) which materially impair the value of WBI and Westport, taken as a whole, to HUBCO;

                              (d) by HUBCO if (i) there  shall  have  occurred a
material adverse change in the business, operations, assets, or financial condition of WBI and Westport, taken as a whole, from that disclosed by WBI in WBI's Quarterly Report on Form 10-Q for the three months ended March 31, 1996 (it being understood that those matters disclosed in the WBI Disclosure Schedule shall not be deemed to constitute such a material adverse change) or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of WBI hereunder and such breach shall not have been remedied within 30 days after receipt by WBI of notice in writing from HUBCO to WBI specifying the nature of such breach and requesting that it be remedied;

                              (e) by WBI,  if (i) there  shall  have  occurred a
material adverse change in the business, operations, assets or financial condition of HUBCO and its Subsidiaries taken as a whole from that disclosed by HUBCO in HUBCO's Quarterly Report on Form 10-Q for the three months ended March 31, 1996 except for the Effects of Announced Acquisitions (it being understood that those matters disclosed in the HUBCO Disclosure Schedule shall not be deemed to constitute such a material adverse change); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of HUBCO hereunder and such breach shall not have been remedied within 30 days after receipt by HUBCO of notice in writing from WBI specifying the nature of such breach and requesting that it be remedied;

                              (f) by WBI, if WBI's Board of Directors shall have
approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary obligations under applicable laws and WBI has paid to HUBCO in full the Termination Fee specified hereunder in Section 8.1(c) upon the termination of this Agreement;

                              (g)  by  HUBCO  if the  conditions  set  forth  in
Section 6.2 are not satisfied and are not capable of being satis- fied by March 31, 1997;

                              (h) by WBI if the  conditions set forth in Section
6.3 are not satisfied and are not capable of being  satisfied by March 31, 1997;
or

                              (i)  by  WBI,  if  (either  before  or  after  its
approval by the stockholders of WBI) its Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the ten-day period commencing with the Determination Date, if both of the following conditions are satisfied:

                                      (1) the HUBCO Common Stock  Average  Price
                   on the Determination Date shall be less than $16.75; and

                                      (2) (i) the number  obtained  by  dividing
                   the HUBCO Common Stock Average Price on such Determination Date by the Starting Date Closing Price (the "HUBCO Ratio") shall be less than (ii) the number obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting .075 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio");

Notwithstanding the foregoing, if WBI elects to exercise its termination right pursuant to this subsection (i), it shall give prompt written notice to HUBCO (provided that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period)). During the seven-day period commencing with its receipt of such notice, HUBCO shall have the option of increasing the consideration to be received by the holders of WBI Common Stock hereunder by increasing the Exchange Ratio to equal the lesser of (i) a number (rounded to four decimals) equal to a quotient, the numerator of which is $16.75 multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the HUBCO Common Stock Average Price, and (ii) a number equal to a quotient, the numerator of which is the Index Ratio multiplied by the Exchange Ratio (as then in effect) and the denominator of which is the HUBCO Ratio. If HUBCO makes an election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to WBI of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this subsection (i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (i).

                             For purposes of this subsection (i), the following
terms shall have the meanings indicated:

                              "HUBCO  Common  Stock  Average  Price"  means  the
average of the daily closing sales prices of HUBCO Common Stock as reported on NASDAQ (as reported in The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by HUBCO) for the 20 consecutive full trading days in which such shares are quoted on NASDAQ ending at the close of trading on the Determination Date.

                              "Determination  Date"  means the date on which the
approval of the FRB required for consummation of the Merger shall be received or, if no FRB approval is required, then the date of the approval by the FDIC of the Bank Merger is received.

                              "Index  Price" on a given date  means the  closing
price of the NASDAQ Bank Index on such date, as reported in The Wall Street Journal.

                              "Starting Date" means the first NASDAQ trading day
immediately following the date of the first public announcement of the entry into this Agreement.

                   7.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement by either HUBCO or WBI pursuant to Section 7.1, this Agreement (other than Section 5.5(b), the penultimate sentence of Section 5.6(h), this Section 7.2 and Section 8.1) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.

                  7.3 AMENDMENT. This Agreement may be amended by action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of WBI but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of WBI without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

                  7.4 EXTENSION; WAIVER. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.


                          ARTICLE VIII - MISCELLANEOUS

                  8.1        EXPENSES.

                              (a) Except as otherwise  expressly  stated herein,
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses. Notwithstanding the foregoing, WBI may bear the expenses of Westport.

                              (b)   Notwithstanding   any   provision   in  this
Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

                              (c) If

                                      (i) this  Agreement is  terminated  by WBI
                   pursuant to Section 7.1(f), or

                                      (ii) this Agreement is terminated: (ww) by
                   HUBCO pursuant to Section 7.1(d)(ii) because of a breach by WBI of any covenant, or (xx) by HUBCO pursuant to Section 7.1(b)(ii) because of an action taken by WBI or WBI's Board of Directors, or (yy) by HUBCO following a withdrawal by O & Co. of its Fairness Opinion prior to the Closing, or (zz) by WBI, other than pursuant to Section 7.1(a), Section 7.1(b)(i) if before October 1, 1996 WBI has satisfied all conditions in
                   Section 6.2 (other than any requirement of WBI stockholder approval or any condition waived by HUBCO), Section 7.1(b)(ii) unless either (A) the failure of the WBI stockholders to approve the Agreement is attributable to an action or omission of WBI or WBI's Board of Directors or (B) a proposal to effect an Acquisition Transaction was made public before the meeting of stockholders referred to in
                   Section 7.1(b)(ii), Section 7.1(c), Section 7.1(e), Section 7.1(f), Section 7.1(h) or Section 7.1(i), and

                                        a) after the execution of this Agreement
                             and prior to the date of termination of this Agreement WBI is informed orally or in writing of a proposal to effect an Acquisition Transaction which proposal is not fully withdrawn prior to the date of termination and which proposal is made by a company or person other than HUBCO and its affiliates; and

                                        b) before or within 12 months  after the
                             date of the termination of this Agreement (x) WBI shall have entered into an agreement to engage in an Acquisition Transaction with any person other than HUBCO, or (y) the Board of Directors of WBI shall have approved an Acquisition Transaction or shall have recommended that the shareholders of WBI approve or accept any Acquisition Transaction, in each case, other than as contemplated by this Agreement, and

                                         c) an Acquisition  Transaction  between
                             WBI and another person shall have closed ("Acquisition Transaction Closing") within 24 months after the termination of this Agreement;

then WBI or its successor in interest shall pay to HUBCO as a condition to a termination under clause (i) above or under clause (ii) above as a condition to and simultaneous with the Acquisition

Transaction Closing, a termination fee (the "Termination Fee") equal to $3,000,000 (THREE MILLION DOLLARS), plus the legal fees and expenses of HUBCO incurred in enforcing its right to the Termination Fee.

                  8.2 SURVIVAL. The respective representations, warranties, covenants and agreements of the parties to this Agreement shall not survive the Effective Time, but shall terminate as of the Effective Time, except for Article II, this Section 8.2 and Sections 5.5(b), 5.11 and 5.14.

                  8.3 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight courier or sent by registered or certified mail, postage prepaid, as follows:

                       (a)     If to HUBCO, to:
                               HUBCO, Inc.
                               1000 MacArthur Blvd.
                               Mahwah, New Jersey  07430
                               Attn.: Kenneth T. Neilson, Chairman,
                               President and Chief Executive Officer

                               Copy to: 1000 MacArthur Blvd.
                               Mahwah, New Jersey 07430
                               Attn.:  D. Lynn Van Borkulo-Nuzzo, Esq.

                               And copy to:  Pitney, Hardin, Kipp & Szuch
                               (Delivery) 200 Campus Drive
                               Florham Park, New Jersey
                               (Mail) P.O. Box 1945
                               Morristown, New Jersey 07962-1945
                               Attn.:  Michael W. Zelenty, Esq.

                       (b)     If to WBI or Westport, to:
                               Westport Bancorp, Inc.
                               87 Post Road East
                               Westport, Connecticut 06880
                               Attn.:  Michael H. Flynn, President
                               and Chief Executive Officer

                               Copy to: Hogan & Hartson, L.L.P.
                               Columbia Square
                               555 Thirteenth Street, N.W.
                               Washington, D.C. 20004-1109
                               Attn.:  Stuart G. Stein, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date actually received.

                  8.4 PARTIES IN INTEREST; ASSIGNABILITY. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement except the Indemnitees described in Section 5.14. This Agreement and the rights and obligations of the parties hereunder may not be assigned.

                  8.5 ENTIRE AGREEMENT. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, other than any confidentiality agreements entered into by the parties hereto.

                  8.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.7 GOVERNING LAW. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agree-ment.

                  8.9 KNOWLEDGE. Representations made herein which are qualified by the phrase to the best of WBI's knowledge or similar phrases refer as of the date hereof to the best knowledge of the Chief Executive Officer, the Chief Financial Officer and the person serving in the capacity of chief lending officer of WBI and thereafter refer to the best knowledge of any senior officer of WBI or any WBI Subsidiary. Representations made herein which are qualified by the phrase to the best of HUBCO's knowledge or similar phrases refer as of the date hereof to the best of the knowledge of the Chairman, President and Chief Executive Officer, the Executive Vice President/Legal and the Chief Financial Officer of HUBCO and thereafter refer to the best knowledge of any senior officer of HUBCO or any HUBCO Subsidiary. Any reference to a person's knowledge or best knowledge shall mean, as of the date of the statement in question, such person's actual knowledge or what such person should have known in the ordinary exercise of that person's duties in the capacity referred to herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, HUBCO, WBI and Westport have caused this Agreement to be executed by their duly authorized officers and by no less than a majority of the directors of each of them as of the day and year first above written.


ATTEST:                             HUBCO, INC.


By:---------------------------      By:---------------------------
   D. Lynn Van Borkulo-Nuzzo,          Kenneth T. Neilson, Chairman,
   Secretary                           President and Chief Executive
                                         Officer


ATTEST:                             WESTPORT BANCORP, INC.


By:---------------------------      By:----------------------------
   John J. Henchy,                     Michael H. Flynn, President
   Secretary                           and Chief Executive Officer



ATTEST:                             THE WESTPORT BANK & TRUST COMPANY


By:---------------------------      By:------------------------------
   John J. Henchy,                      Michael H. Flynn, President
   Secretary                            and Chief Executive Officer



DIRECTORS OF WESTPORT BANCORP, INC. and
         THE WESTPORT BANK & TRUST COMPANY:



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

DIRECTORS OF HUBCO, INC.:


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



                    CERTIFICATE OF WBI AND WESTPORT DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated June 21, 1996 (the "Agreement"), among HUBCO, Inc., Westport Bancorp, Inc., and The Westport Bank & Trust Company. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of WBI and Westport, agrees to vote or cause to be voted all shares of WBI Stock which are held by such person, or over which such person exercises full voting control (except as trustee or in a fiduciary capacity, or as nominee), in favor of the Merger.



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- -----------------------------       ----------------------------------


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Dated: June 21, 1996

                                                                  EXHIBIT 2.1(a)


                                    ARTICLE V

                       SECTION D-SERIES B PREFERRED STOCK

         (C) The Series B Preferred Stock, shall have a stated value of $100.00 per share, and the shares therefore, when issued for such amount, shall be fully paid and non-assessable. The Series B Preferred Stock shall consist of ------- shares, which number may be increased (but only in connection with a stock split or stock dividend) or decreased from time to time (but not below the number thereof then outstanding) by the Board of Directors. Upon the reacquisition of any of the Series B Preferred Stock, through conversion or otherwise, such reacquired Shares shall be canceled and shall become part of the authorized and unissued Preferred Stock, but shall not be authorized and unissued Series B Preferred Stock. The rights, preferences and limitations of the Series B Preferred Stock are as follows:

                  (a) Rank. The Series B Preferred Stock shall, with respect to rights on liquidation, winding up and dissolution of the Corporation, rank prior to the Common Stock and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities ranking on a parity with the Series B Preferred Stock (the "Parity Stock"), or any class or series of equity securities of the Corporation ranking senior to the Series B Preferred Stock as to rights upon liquidation (the "Senior Stock"). The Series B Preferred Stock shall be junior to all outstanding debt of the Corporation. The Series B Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and classes or series of equity securities ranking junior to the Series B Preferred Stock (the "Junior Stock").

                  (b) Dividends. Holders of record of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefore, dividends at a rate to be determined by the Corporation's Board of Directors. All dividends declared on the Series B Preferred Stock shall be declared pro rata per share and shall be noncumulative. All dividends declared shall be payable to holders of record of the Series B Preferred Stock as they appear at the close of business on the stock books of the Corporation on record dates determined by the Board of Directors, not more than 60 calendar days preceding the date on which such dividends are payable.

                  (c) Liquidation Preference. The amount which the holders of shares of Series B Preferred Stock shall be entitled to receive, subject to the rights of creditors, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be $100.00 per share. Upon any such liquidation, dissolution or winding up, the preferential amounts with respect to the Series B Preferred Stock and any Parity Stock shall be distributed pro rata in accordance with the aggregate preferential amounts of the Series B Preferred Stock and such Parity Stock, if any, out of or to the extent of the net assets of the Corporation legally available for such distribution, before any distributions are made with respect to any Junior Stock.


                   (d) Redemption. The Series B Preferred Stock is not subject to any redemption rights on the part of the Corporation, nor shall the holders of the Series B Preferred Stock have the right to require the Corporation to redeem their shares.

                   (e)  Conversion.

                           (i)  At the Option  of  the Holder.  At the option of
each of the holders of outstanding Series B Preferred Stock, such stock may be converted into the fully paid and nonassessable shares of Common Stock as provided for in this Paragraph (e). As used in this Paragraph (e), Common Stock means (A) the Common Stock, no par value, of the Corporation, as authorized by this Certificate of Incorporation, and (B) any other class of capital stock into which such Common Stock has been changed pursuant to any reclassification or reorganization.

                           (ii)  Conversion Ratio. The Series B Preferred Stock
may be converted into Common Stock at the conversion rate in effect at the "Conversion Date" (as defined below). On and after -------, 199--, the conversion rate shall be 32.25 shares of Common Stock for each share of Series B Preferred Stock converted (the "Conversion Ratio"). The Conversion Ratio shall be subject to adjustment from time to time, as provided in Subparagraph (iv) of this Paragraph (e).

                           (iii)  Certain Transactions. In case of any
consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there will be no adjustment of the Conversion Ratio, but each holder of shares of Series B Preferred Stock then outstanding will have the right thereafter to convert such shares into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such shares been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance.

                            (iv) Adjustment of Conversion  Ratio. The Conversion
Ratio is subject to adjustment, upon certain events, including the issuance of Common Stock of the Corporation as a dividend with respect to the outstanding Common Stock, subdivisions or combinations of Common Stock, the issuance to holders of Common Stock generally of rights or warrants to subscribe for Common Stock, or the distribution to holders of Common Stock generally of evidences of indebtedness, assets (excluding dividends in cash out of retained earnings) or rights or warrants to subscribe for securities of the Corporation other than those mentioned above. The adjustments required by this Subparagraph (iv) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Subparagraph
(iii)) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least five percent (5%) to or from the number of shares of Common Stock into which each share of Series B Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Subparagraph (iv) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. Each adjustment in the Conversion Ratio pursuant to this Subparagraph (iv) shall become effective as of either (A) the record date for the payment of such dividend, or (B) the effective date of any such subdivision or combination. Notwithstanding the foregoing, the Conversion Ratio shall not be subject to adjustment to the extent the Corporation issues any Common Stock in connection with (x) the exercise of stock purchase rights pursuant to Warrant Certificates issued ----------, 199--- by the Corporation in exchange for warrants previously exchangeable for shares of the common stock of Westport Bancorp, Inc.; and (y) any employee compensation and benefit plans, employee agreements and contracts. No adjustment in the Conversion Ratio for the Series B Preferred Stock shall be made if, at the same time that the Corporation takes an action with respect to the Common Stock that would otherwise require adjustment under this Subparagraph (iv), the Corporation shall take the same action with respect to the Series B Preferred Stock in the same proportion as if each share of Series B Preferred Stock had been converted into shares of Common Stock at the then applicable Conversion Ratio immediately before the record date for the determination of holders of Common Stock entitled to receive the dividends, rights, warrants, or distributions. Whenever the Conversion Ratio is adjusted as provided in this Subparagraph (iv), the Corporation shall promptly file with the Transfer Agent for the Series B Preferred Stock a statement signed by the Chairman of the

Board, President or Vice President of the Corporation and by its Treasurer or its Secretary showing in detail the facts requiring such adjustment, and shall exhibit the statement to any holder of Series B Preferred Stock desiring to inspect the statement. In addition, with respect to adjustments made while any Series B Preferred Stock is outstanding, the Corporation shall state to the Transfer Agent and in the next quarterly and annual report to shareholders that an adjustment has been effected and give the adjusted Conversion Ratio. Such quarterly and annual report shall be mailed to all holders of record of the Series B Preferred Stock on the record date used for mailing such quarterly and annual report to holders of Common Stock.

                            (v)  Conversion  Procedure.  The Series B  Preferred
Stock may be converted by (A) surrendering the certificates representing the shares of such Series B Preferred Stock, together with (B) written notice of conversion, and (C) a proper assignment of such certificates to the Corporation or in blank. The notice of conversion shall state the name(s) and address(es) in which the certificates representing the Common Stock issuable upon such conversion shall be issued. The date upon which the certificates representing the shares to be converted, the notice of conversion and the assignment are received by the transfer agent is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver, as specified in the notice of conversion, certificate(s) for the number of full shares of Common Stock (or other shares of capital stock, other securities, cash or other property) issuable upon such conversion, together with any cash instead of fractional shares as provided in Subparagraph
(vi) below. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of the converted shares of the Series B Preferred Stock shall cease and the person or persons in whose names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                            (vi) Cash Adjustment. No fractional shares of Common
Stock (or other shares of stock or other securities) or scrip representing fractional shares shall be issued upon conversion of the Series B Preferred Stock. Instead, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the current market price per share of the Common Stock (or other shares of capital stock or other securities) at the Conversion Date. As used in this Subparagraph (vi), the term "current market price" at any time means the daily average closing price for a period of thirty business days ending on the business day before the date for which such price is to be determined. The closing price for each business day will be either (A) the last sale price as quoted on the principal national securities exchange upon which the Common Stock (or other capital stock or securities) is listed or admitted to trading, or, (B) if the Common Stock (or other capital stock or securities) is not so listed or admitted, the average of the closing bid and asked prices as quoted on the National Association of Securities Dealers Automated Quotation System. If, for any reason, such closing prices cannot reasonably be determined, then the current market price will be determined by any reasonable method selected by the Board of Directors of the Corporation.

                            (vii)  Corporation to Reserve Stock for  Conversion.
As long as any Series B Preferred Stock remains outstanding, the Corporation shall reserve out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Preferred Stock.

                  (f)  Voting Rights.

                            (i)  Number of Votes.  Holders of shares of Series B
Preferred Stock shall vote together as a class with holders of the Common Stock for the election of directors and all other matters as to which holders of the Common Stock shall be entitled to vote. Each share of Series B Preferred Stock shall be entitled to 32.25 votes, which represents a number of votes equal to the number of shares of Common Stock into which the Series B Preferred Stock is convertible and which number is subject to adjustment pursuant to Subparagraph
(e)(iv).

                            (ii)  Additional  Voting  Rights.  In addition,  the
approval of a majority of the outstanding shares of Series B Preferred Stock, voted together as a class, shall be required in order to amend the Certificate of Incorporation of the Corporation to affect adversely the rights of the holders of the Series B Preferred Stock or to take any action which would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Series B Preferred Stock. Subject to the foregoing, the Corporation's Certificate of Incorporation may be amended to increase the number of authorized shares of Parity Stock or Junior Stock without the vote by class of the holders of the outstanding Series B Preferred Stock.

                                 EXHIBIT 5.19-1

                          FORM OF WBI AFFILIATE LETTER


                                  June ---, 1996


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed acquisition (the "Merger") of Westport Bancorp, Inc. (the "Company"), by HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of June 21, 1996 (the "Agreement") between the Company, its bank and trust company subsidiary, and HUBCO. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Agreement. I currently own shares of WBI Common Stock and/or shares of WBI Preferred Stock. As a result of the Merger, I will receive shares of HUBCO Common Stock in exchange for my WBI Common Stock and I will receive shares of New HUBCO Preferred Stock in exchange for my WBI Preferred Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act") by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with HUBCO that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any WBI Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any WBI Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to review the transfer before it is consummated. HUBCO, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. I shall not transfer any WBI Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any WBI Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by HUBCO by means of the filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "WBI Stock" includes HUBCO Common Stock or New HUBCO Preferred Stock into which my WBI Common Stock or WBI Preferred Stock is converted.

                  C. Compliance with Rule 145. I have been advised that the issuance of HUBCO Common Stock and/or New HUBCO Preferred Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of HUBCO Common Stock and/or New HUBCO Preferred Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I agree not to transfer any HUBCO Common Stock or New HUBCO Preferred Stock received by me or any of my affiliates unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, (ii) in the opinion of HUBCO's counsel or counsel reasonably acceptable to HUBCO, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand and agree that stop transfer instructions will be given to HUBCO's transfer agents with respect to the HUBCO Common Stock and/or New HUBCO Preferred Stock received by me and any of my affiliates and that there will be placed on the certificates of the HUBCO Common Stock and/or New HUBCO Preferred Stock issued to me and any of my affiliates, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE --, 1996 BETWEEN THE REGISTERED HOLDER HEREOF AND HUBCO, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF HUBCO, INC."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock and New HUBCO Preferred Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                                     Very truly yours,



                                                     --------------------------
                                                     Name:

Accepted this ------
day of June, 1996 by

HUBCO, INC.


By: ----------------------------
    Name:
    Title:

                                 EXHIBIT 5.19-2

                  FORM OF AFFILIATE LETTER FOR HUBCO AFFILIATES



                            -----------------  ----, 1996


HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of Westport Bancorp, Inc. ("WBI") with and into HUBCO, Inc., a New Jersey corporation and registered bank holding company ("HUBCO"), pursuant to the Agreement and Plan of Merger dated as of June 21, 1996 (the "Agreement") between WBI, its bank and trust company subsidiary, and HUBCO. I currently own shares of HUBCO's common stock, no par value ("HUBCO Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of HUBCO, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent and covenant with HUBCO and WBI that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer, reduce my risk with respect to or otherwise dispose of ("transfer") any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any HUBCO Common Stock owned by such person or entity, without notifying HUBCO in advance of the proposed transfer and giving HUBCO a reasonable opportunity to object to the transfer before it is consummated. HUBCO, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Post-Consummation Transfer Restrictions. During the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by

HUBCO by means of filing of a Form 10-Q or Form 8-K under the Securities Exchange Act of 1934, the issuance of a quarterly earnings report, or any other public issuance which satisfies the requirements of ASR 135, I shall not transfer any HUBCO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any HUBCO Common Stock owned by such person or entity.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer HUBCO Common Stock to the extent I felt necessary with my counsel or counsel for HUBCO.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of HUBCO as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                     Very truly yours,



                                     -------------------------------------
                                     Name:
                                     Title:


Accepted this ---- day of
- ----------------, 1996 by

HUBCO, INC.



By: -----------------------------
    Name:
    Title: